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                                                                   EXHIBIT 10.17



                                                                       CONFORMED

                                                         Airport Board Agreement
                                                                  Number 23201-E

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                               AMERICAN AIRLINES
                       SPECIAL FACILITIES LEASE AGREEMENT


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                                 By and Between

                  THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD

                                      and

                            AMERICAN AIRLINES, INC.


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              (including provisions for net rent and ground rent)



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                          Dated as of October 1, 1972






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THE STATE OF TEXAS        )       AMERICAN AIRLINES SPECIAL FACILITIES
COUNTY OF TARRANT         )       LEASE AGREEMENT

         THIS AMERICAN AIRLINES SPECIAL FACILITIES LEASE AGREEMENT (hereinafter called this or the "Agreement"), made and entered into as of the 1st day of October, 1972, by and between the DALLAS-FORT WORTH REGIONAL AIRPORT BOARD (hereinafter called the "Board"), on the one hand, being the duly and lawfully constituted and operating Board of Directors of the Dallas-Fort Worth Regional Airport (hereinafter called the "Airport"), belonging to the Cities of Dallas and Fort Worth, Texas (hereinafter called the "Cities"), and AMERICAN AIRLINES, INC. a Delaware corporation (hereinafter called "Lessee"), on the other hand;

                               W I T N E S E T H:

         WHEREAS, in the exercise of its lawful authority and the lawful authority of the Cities, the Board has obtained, and will obtain in the future, funds for the purpose of the construction, development and equipment of the Airport in both its first and subsequent phases, the location and general configuration of the Airport being shown, without reference to particular phases, on Exhibit 1, attached hereto and made a part hereof; and

         WHEREAS, the Airport, when its first phase is completed, will become the major hub, primarily passenger and commercial cargo, airport for the metropolitan area of Dallas and Fort Worth and the entire North Texas Region, and in that regard will contain many separately identifiable systems, complexes and facilities, each of which separately will constitute but a part of the Airport as a whole, and all of which are and will be functionally relative and essential to the proper functioning of the others; and

         WHEREAS, it has been found and determined by the Board, in accordance with its lawful duties acting on behalf of the Cities, that it is essential, appropriate and necessary to the proper and orderly functioning of the Airport for its public purposes and for the public in its travel and shipments by air that adequate facilities of the types herein described be established, constructed and equipped at the Airport, all as a part of the Airport's essential and necessary systems and facilities all of which are or will be functionally related and subordinate to the Airport; and

         WHEREAS, Lessee, as a certificated air carrier serving the Airport and hence as a member of the public making use thereof in accordance with its Certificate(s) of Public Convenience and Necessity and applicable Federal Air Regulations, requires for the purposes of its operations that certain Initial Special Facilities and other Special Facilities (as these terms are hereinafter defined) be provided at the Airport, all consistent with the needs of the other members of the public served by the Airport and making use thereof; and

         WHEREAS, the Initial Special Facilities constitute a part of the Airport's total system ultimately serving all members of the public, Lessee's portion thereof being leased herein to Lessee; and

         WHEREAS, the funds with which to construct and develop the Airport have been and will be obtained under the authority expressed, reserved and recited in a certain ordinance adopted jointly by the Cities, effective as of November 12, 1968, and bearing the short title "1968 Regional Airport Concurrent Bond Ordinance" (hereinafter called "1968 Concurrent Bond Ordinance"); and

         WHEREAS, among other rights reserved therein and subject to its other terms, Section 8.7 of the 1968 Concurrent Bond Ordinance reserves to the Cities, when requested by the Board, the right, power and authority to issue Special Facility Bonds for the purpose of paying all costs of construction, fabrication and acquisition of the Initial Special Facilities; and





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         WHEREAS, it has been determined necessary and appropriate by the Board that the Initial Special Facilities be financed as "Special Facilities" within the meaning of the 1968 Concurrent Bond Ordinance, through the issuance of the Special Facility Bonds hereinafter described, and the Board intends to and will request the Cities to issue such bonds for such purpose; and

         WHEREAS, the Board, as permitted by law and by the Contract and Agreement of the Cities, dated April 15, 1968, which provided for the Board's creation, further considers it appropriate and necessary in the public interest to have the Initial Special Facilities operated on its behalf by others, and to have the same operated by Lessee, but under and subject to its jurisdiction and control and to the jurisdiction and control of the Cities under said Contract and Agreement, all as herein provided; and

         WHEREAS, the 1968 Concurrent Bond Ordinance requires, as a prerequisite to the issuance of Special Facility Bonds, the making of certain agreements, therein called a "Net Rent Lease" and a "Ground Lease," which may be incorporated into the same instrument, and this Agreement, together with other agreements heretofore made, is responsive to and is in accordance with that requirement; and

         WHEREAS, the Board and Lessee have previously entered into an agreement, dated February 9, 1970, which provides for the use and occupancy of the Airport by Lessee, said agreement to be supplanted by a more definitive Airport Use Agreement as soon as possible; and additionally the Board, the Lessee and others have previously entered into a certain "Passenger Service Special Facilities Agreement" (hereinafter called the "PSF Agreement"), dated as of April 1, 1972; and

         WHEREAS, the Lessee in order to encourage and facilitate the sale of the Special Facility Bonds herein authorized hereby binds itself under the terms and provisions of this Agreement to pay to the Board the rentals and payments required herein in response to said requirements;

         NOW, THEREFORE, the Board, for the term herein specified, and for and in consideration of the rents herein and in the PSF Agreement reserved, and of the covenants and agreements herein contained on the part of the Lessee to be kept, observed and performed, has demised and leased, and does in part by these presents demise and lease to Lessee, and the Lessee has agreed to take and does hereby take (or in some instances has taken) from the Board, the Special Facilities and the land (hereinafter defined and referred to as the "Leased Land"), the Special Facilities and the Leased Land being hereinafter defined and referred to collectively as the "Leased Premises", all upon and subject to the following express terms, provisions, covenants and conditions, to wit:

                                   ARTICLE I

                             DEFINITIONS AND TERMS

         Section 1.1. DEFINITIONS. In and throughout this Agreement, the following words shall have the following meanings, respectively, unless the context shall clearly appear otherwise, to wit:

                 (a) "Additional Bonds" means any bonds issued for the purposes specified in Section 10.5(b) hereof;

                 (b) "Airport" means the Dallas-Fort Worth Regional Airport, as aforesaid;

                 (c) "Board" means the Dallas-Fort Worth Regional Airport Board, as aforesaid;

                 (d) "Bonds" means the Series 1972 Bonds, the Completion Bonds, the Additional Bonds and any Refunding Bonds issued in lieu thereof, all of which are Special Facility Bonds within the meaning of the 1968 Concurrent Bond Ordinance;





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                 (e)  "Catering Facilities" means the facilities described as such in subsection (k) below;

                 (f) "Cities" means the Cities of Dallas, Texas, and Fort Worth, Texas, as aforesaid;

                 (g) "Completion Bonds" means any bonds issued for the purpose of completing the payment of the Costs of the Initial Special Facilities or of any other projects for which Additional Bonds have been issued;

                 (h) "Completion Date" means, as to the Catering Facilities, the date upon which said facility is constructed, substantially completed and ready for occupancy, as established by a certificate of the Airport Board's Deputy Executive Director, Engineering, specifying such date. The Completion Date as to said facility shall not occur and the same shall not be deemed substantially completed until such facility has been formally accepted by the Lessee and the Board from the contractor. The "Completion Date" as to the Passenger Service Facilities shall be as defined in the PSF Agreement;

                 (i) "Construction Application" means Exhibit 2 attached hereto and made a part hereof;

                 (j) "Costs of the Special Facilities" or "Costs of the Initial Special Facilities" means all of the applicable items relating to such facilities, as provided in paragraph 0 of Section 2.1 of the 1968 Concurrent Bond Ordinance, including, without limitation, the following:

                          (i) all amounts paid by the Board in discharge of its obligations under Article III, including without limitation, all amounts paid under all construction, engineering, architectural, insurance or other related contracts;

                          (ii) all amounts authorized by the Lessee and paid by the Board for changes to the complete plans and specifications for the Special Facilities;

                          (iii) all amounts necessary to provide for work performed, material purchased or expenditures incurred, pertaining to or in connection with Special Facilities which are approved by Lessee including without limitation, the charges of any architects or engineers for plans, specifications, drawings and supervision for the Special Facilities, the charges of any surveyors or engineers, employed to make plans, or conduct tests or analyses with respect to the Leased Land;

                          (iv) the cost of any performance and payment bonds procured in connection with the acquiring and construction of the Special Facilities;

                          (v) legal, accounting and bond consultant fees and expenses and all costs and expenses incident to the authorization, preparation, printing, engraving, issuance, delivery and sale of the Bonds, the preparation, execution, delivery and recording of this Agreement, the Special Facilities Bond Ordinance, any preliminary and the final official statement pertaining to the Bonds, any purchase agreement pursuant to which the Bonds will be sold and all other agreements and documents involved and contemplated hereby, the costs and fees incident to the qualification of the Bonds for offer and sale under securities laws and the preparation of any memorandum as to the eligibility of the Bonds for investment under state laws;

                          (vi) interest accruing on the Bonds during any period of construction, the period of construction to be stated in the Special Facilities Bond Ordinance and any ordinance authorizing the issuance of Completion Bonds and Additional Bonds; and





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                          (vii) such other and additional fees, costs,
                 expenses and expenditures of whatever nature incidental or pertaining to the completion of the Special Facilities, including fiscal agent fees and expenses and paying agents' fees.


                 (k) "Initial Special Facilities" means all of the following properties, to wit:

                          (i) the "Passenger Service Facilities," which shall mean and include the properties, facilities, structures and equipment to be acquired, constructed, fabricated and installed in, on or as a part of the terminal structure of the Airport situated on the Terminal Tract, the same to consist of equipment, fixtures, finishes and appurtenances of the following types, to wit: passenger moving and baggage and cargo handling equipment, conveyances and structures; floor, ceiling, wall coverings and interior partitions; electrical and plumbing fixtures, outlets, fixed-equipment and utilities in or as a part of the terminal structure situated on the Terminal Tract; aircraft loading bridges and ways connected or affixed to the terminal structure, including alternate airside stairways; ticketing and passenger waiting facilities, furniture and fixtures within the terminal structure, terminal structure public address equipment and facilities, passenger control and terminal communications systems; terminal structure interface connections with the interterminal transportation system of the Airport, and graphics and visual flight display facilities; and

                          (ii) the "Catering Facilities" which shall mean and include kitchen facilities for the preparation of in-flight meals, including food and catering equipment and cabin service facilities to be constructed or equipped on or as a part of Tract 1 of the Leased Land described on Sheet 2 of 2 Exhibit 3 attached hereto;

which in each instance where appropriate, may also include apron area facilities, storerooms, shops, utilities, restrooms, support areas, distribution lines, blast protection facilities, communications facilities, and other necessary appurtenances and facilities;

                 (l) "Leased Land" means the tract of land described and shown as Tract 1 on Exhibit 3 attached hereto and incorporated herein for all purposes, plus the tract of land designated as "Tract 3-E" in the PSF Agreement (herein called the "Terminal Tract"), and plus any other land at the Airport which in the future is expressly made subject to and leased under this Agreement by the parties hereto;

                 (m) "Leased Premises" means the Special Facilities and the Leased Land;

                 (n) "Passenger Service Facilities" means the facilities and properties described as such in subsection (k), above;

                 (o) "Runway and Taxiway Complex" means such facilities as now exist and shall, from time to time, be constructed, provided and maintained by the Board at the Airport for public and common use including, without limitation thereto, use by the Lessee and other aircraft operators, for the following purposes:

                          (i) Apron Area--space for loading and unloading passengers, property and mail to or from aircraft, providing aircraft with fuel and lubricants, performing ramp service operations, inspection, maintenance of aircraft as set forth in the rules and regulations of the Board and the parking of mobile equipment used in connection therewith;

                          (ii) Runways--runways (including aerial approaches and buffer zones and anything required for the effective and safe operation of aircraft as required by the Federal Aviation Administration at the Airport) for the landing and taking off of aircraft;





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                          (iii) Taxiways--taxiways available at the Airport for
                 the purpose of ground movement of aircraft to, from and between the runways, apron area, aircraft parking and storage space, and other portions of the Apron Area; and

                          (iv) Facilities incidental to the runways, apron area, aircraft parking and storage space and taxiways by which is meant facilities for the purpose of controlling and assisting arrivals, departures and operations of aircraft using the Airport, such as control towers, signals, beacons, wind indicators, floodlights, landing lights, boundary lights, construction lights, radio and electronic aids or other aids to operations, navigation or control of aircraft whether or not of a type herein mentioned, even though located away from the runway and taxiway complex or outside the Airport;

                 (p) "Series 1972 Bonds" means the series of Bonds to be issued pursuant to this Agreement for the purpose of constructing, equipping, acquiring and fabricating the Initial Special Facilities as provided in Article III hereof, such Bonds to be entitled "Dallas-Ft. Worth Regional Airport American Special Facilities Revenue Bonds, Series 1972";

                 (q) "Special Facilities" means and shall include the Initial Special Facilities and any and all extensions, additions or improvements thereto and/or any other projects at the Airport, the obligations to finance which are to be payable from rentals derived from the Lessee under this Agreement;

                 (r) "Special Facilities Bond Ordinance" means the ordinance to be adopted by the Cities for the purpose of authorizing the issuance, sale and delivery of the Series 1972 Bonds.

                 (s) "Starting Date" as to the Passenger Service Facilities shall mean the Starting Date defined as such in the PSF Agreement, and "Starting Date" as to the Catering Facilities shall mean ninety (90) days after written notice has been received by Lessee from the Executive Director of the Board that the Federal Aviation Administration (or other Federal agency succeeding to its jurisdiction) has officially certified that the Airport is operational, or ninety (90) days after the Completion Date as to the Catering Facilities, whichever is later.

                                   ARTICLE II

                                REPRESENTATIONS

         Section 2.1 REPRESENTATIONS BY THE BOARD. The Board makes the following representations as the basis for the undertakings on its part herein contained:

                 (a) The Board is the duly and lawfully created, existing and organized Board of Directors of the Airport, having the power to enter into the transaction contemplated by this Agreement and to carry out its obligations hereunder, and by proper action the board has been duly authorized to execute and deliver this Agreement; and

                 (b) The Board has full right and authority in and to the Leased Land and will construct and equip thereon the Special Facilities within the limitations set forth in this Agreement.

         Section 2.2 REPRESENTATIONS BY LESSEE. The Lessee makes the following representations as the basis for its undertakings herein contained:

                 (a) It is a corporation duly incorporated under the laws of the State recited aforesaid; is in good standing under its Certificate of Incorporation or Charter and the laws of said State; is duly authorized to do business in the State of Texas; has





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         the power to enter into this Agreement without violating the terms of any other agreement to which it may be a party; and by proper corporate action has been duly authorized to execute and deliver this Agreement; and

                 (b) It will occupy and possess the Leased Premises on behalf of the Cities and the Board for the public purposes of the Airport and for which the same are being acquired or constructed and are to be operated hereunder, upon and subject to the control and jurisdiction of the Board and the Cities in accordance with the terms hereof.

                                  ARTICLE III

          FINANCING AND CONSTRUCTION OF THE INITIAL SPECIAL FACILITIES

         Section 3.1. SPECIAL FACILITIES REVENUE BONDS, SERIES 1972.

                 (a) The costs of the Initial Special Facilities shall be paid with the proceeds from the sale of the Series 1972 Bonds.

                 (b) The Board agrees to diligently undertake the preparation of the Special Facilities Bond Ordinance for the submission of the same to the Cities for concurrent adoption and to provide therein for the issuance of Series 1972 Bonds in the amount of $8,700,000. It is provided, however, that the Special Facilities Bond Ordinance shall not be adopted until the Lessee has approved said Ordinance, as provided in Section 10.7 hereof, after the receipt of which approval the same shall be conclusively binding upon the Lessee. Subject to the receipt of the proceeds from the sale of the Series 1972 Bonds and the continuing adequacy and availability of said proceeds for the purpose the Board will cause the Initial Special Facilities to be constructed, fabricated, installed and equipped on the Leased Lands in accordance with plans and specifications therefor approved in the manner provided in this Article III.

         Section 3.2. PLANS AND SPECIFICATIONS, APPROVALS, CONSTRUCTION, CHANGES, CONTRACTS.

                 (a) The Initial Special Facilities shall be acquired, constructed, installed, fabricated and equipped in accordance with complete plans and specifications approved by the Board and the Lessee. Preliminary plans, elevations, specifications and renderings descriptive of the proposed construction shall be submitted by Lessee to the Board for its approval. The preliminary submission by the Lessee shall employ essentials of aesthetics, convenience, function and design, and shall be compatible in such respects with those of similar facilities at the Airport; provided that no greater aesthetics treatment shall be required of Lessee than is required of other tenants who may construct, install, fabricate or equip similar facilities at the Airport.

                 Upon approval of the preliminary submission, Lessee shall prepare complete plans and specifications of the Initial Special Facilities. A Construction Application and complete plans and specifications shall be submitted by Lessee to the Board for approval and construction shall be substantially in accordance with such plans and specifications, as may be approved by the Board and with such changes as may be reasonably requested by Lessee and approved by the Board; provided, however, that approval of such complete plans and specifications shall not be required prior to the issuance and sale of the Series 1972 Bonds.

                 (b) Upon completion of such plans and specifications and approval of the same, bids will be taken for the construction, acquisition, and/or fabrication of the Initial Special Facilities based on said plans and specifications. Following the receipt of bids from responsible bidders, the Board and Lessee will consider and approve such bids and contracts will then be awarded to install, construct, fabricate and equip the Initial





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         Special Facilities.  Lessee may, with the Board's prior approval, enter into contracts for the design work and for the preparation of the preliminary and complete plans and specifications described in subsection (a), next above, and it may, with the Board's prior approval, enter into contracts for the acquisition and construction of the Initial Special Facilities, prior to the time that proceeds from the sale of the Series 1972 Bonds are available, provided such contracts contain a provision allowing assignment thereof to the Board when such proceeds are available.

                 (c) Whenever approval of either the Board or the Lessee is required in this Section 3.2, such approval shall not be unreasonably withheld by either the Board or the Lessee.

                 (d) Contracts relating to the construction, acquisition, equipping, fabrication or installation or the purchase in connection with the Initial Special Facilities shall include those provisions normally required by the Lessee (except for the Passenger Service Facilities) and the Board for the purposes intended, including, without limitation, appropriate provisions for expediting the work and for performance and payment bonds so as to assure completion by specified performance dates and to protect the Special Facilities against liens, such bonds to name the Board as the beneficiary thereof.

                 (e) All necessary approvals from governmental agencies shall be obtained prior to acquiring, constructing, fabricating, equipping or installing the Initial Special Facilities, and such improvements shall be acquired, constructed, fabricated, equipped or installed in compliance with all state and local laws, ordinances and regulations applicable thereto. Upon completion of the Initial Special Facilities, all required occupancy permits and authorizations from appropriate authorities authorizing the occupancy and possession and use of the Leased Premises for the purposes contemplated by Lessee shall be obtained by Lessee. All changes, alterations, extras or additions (hereinafter in this subsection (e) called "changes") to or from any contracts or purchase orders executed or entered into pursuant to the provisions of this Article III shall be approved in advance by the parties hereto. All requests, approvals and agreements required shall be in writing and signed by a duly designated representative of the party making such request, granting such approval or entering into such agreement. All changes which are not contrary to the general nature and scope of the respective Initial Special Facilities may be made after consultation with the Lessee.

         Section 3.3. INSPECTION. The parties hereto and their authorized representatives shall have full rights of inspection during the construction, fabrication or installation of the Initial Special Facilities.

         Section 3.4. INSUFFICIENCY IN FUNDS. In the event the proceeds from the sale of the Series 1972 Bonds are insufficient to pay the Costs of the Initial Special Facilities in full, then the Lessee shall either pay the amount of the insufficiency or shall request the issuance of Completion Bonds for that purpose in which even the Board shall request the Cities to issue Completion Bonds for that purpose. In the event of the issuance of such Completion Bonds, then the Net Rent payable under Section 5.2 hereof shall thereupon be automatically increased in accordance with the ordinance authorizing such Completion Bonds. It is provided, however, that such ordinance shall not be adopted until the Lessee has approved such ordinance, after the receipt of which approval the same shall be binding on Lessee. Such Completion Bonds shall be on parity as to lien with the Series 1972 Bonds, and shall be issued as Special Facilities Bonds subject to and in accordance with the terms, conditions and provisions of the 1968 Concurrent Bond Ordinance and the Special Facilities Bond Ordinance.





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                                   ARTICLE IV

                     TERM, POSSESSION, QUIET ENJOYMENT, USE

         Section 4.1.  EFFECTIVE DATE, TERM, OPTION.

                 (a) This Agreement shall become effective upon the execution and delivery hereof by the Board and by the Lessee, and the term hereof and the rights of use and occupancy granted herein shall commence on the Starting Date and, subject to the other provisions hereof, shall expire on the earlier of (i) thirty-five (35) years from the Starting Date as to the Catering Facilities, or (ii) December 31, 2009.

                 (b) Subject to the provisions of subsection (c), next below, the Board, as a part of this Agreement, hereby grants the right and option to the Lessee to expand the Leased Premises hereunder so as to include all of the 14.479 acres, more or less, of land shown as Area A and Area B on Sheet 1 of 2 of Exhibit 3 hereof. Lessee may exercise its options to lease the whole of Area A and/or the whole of Area B at any time during the term of this Agreement unless such has been leased to another party, as provided in subsection (c), next below; provided that Lessee shall not be permitted to exercise its option to lease Area B unless it (i) has previously exercised its option to Lease Area A, or (ii) exercises its option to lease both Area A and Area B concurrently. If Area A and/or Area B is leased by the Airport Board to another party after compliance with the requirements of said subsection (c), then Lessee's options as herein granted shall be null and void and of no further force and effect. The options granted in this subsection may be exercised by the Lessee upon written notice to the Board specifying the effective date upon which Area A and/or Area B, as the case may be, shall become a part of the Leased Premises, which effective date shall not be more than sixty (60) days from the date of said notice. Upon and after such effective date, Area A and/or Area B, as the case may be, shall, for all purposes hereof, be deemed to be a part of the Leased Premises hereunder, the same as though leased on the date of execution hereof, except that Ground Rent applicable to such Area(s) at the rate per acre calculated in accordance with Section 5.1 hereof, shall not commence until such effective date.

                 (c) The acceptance of offers to lease Area A and/or Area B made by third parties to the Board shall be subject to this subsection
         (c). If, before the Lessee gives notice under subsection (b), next above, exercising the options therein granted, the Board shall receive a bona fide written offer from a third party to lease the whole of Area A and/or the whole of Area B, as the case may be, the Board shall forthwith give the Lessee written notice of such offer and the Lessee shall have sixty (60) days in which to exercise the options granted in subsection (b), next above. If the Lessee shall fail to exercise its option for Area A and/or Area B, as the case may be, within sixty (60) days from the date of receipt by it of such written notice, then the Board shall have the right to lease Area A and/or Area B, as the case may be, to the third party making such offer, provided, however, the Board shall not accept an offer to lease only Area A unless Area B has been previously leased to a third party in accordance with the provisions of this subsection. If a lease is then consummated the options granted in subsection (b), next above, shall become null and void; if a lease is not then consummated, the options granted herein shall remain in full force and effect.

                 (d) Upon the exercise of the options hereinabove granted, the provisions of Article V hereof shall be appropriately revised, if necessary, so as to expressly require the payment of Ground Rent upon the same basis, at the same rate and at the same times as therein required for Tract 1 of the Leased Lands.





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         Section 4.2  DELIVERY AND ACCEPTANCE OF POSSESSION.  The Board shall promptly notify the Lessee of the establishment of the Completion Date and the Lessee shall have the exclusive right to possess, occupy and use the Leased Premises on and after that date and throughout the remainder of the term of this Agreement, subject to the other provisions hereof.

         Section 4.3 QUIET ENJOYMENT, USE. Upon and subject to the other terms and provisions hereof and unless a default shall have occurred hereunder, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Leased Premises in accordance with the following, to-wit:

                 (a) Following the Starting Date as to the Passenger Service Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Passenger Service Facilities (expressly including the Terminal Tract presently granted to Lessee under the PSF Agreement) to the same extent and under and subject to the same terms and conditions as are provided in the PSF Agreement for similar facilities provided in connection therewith and located upon the Terminal Tract thereunder, the same to be utilized for the same purposes therein permitted and provided.

                 (b) Following the Starting Date as to the Catering Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Catering Facilities for all primary and incidental purposes relating to the preparation, cooking, dispensing and delivery of food products and meals for service to passengers and crews of aircraft while in flight, and the same may be used incidentally for any other lawful reasonable and appropriate activity which is not in violation of or prohibited by the Board's reasonable rules and regulations. It is expressly provided, however, that the operation of any cafeteria or other food service outlet for ground personnel of Lessee shall be accomplished on a non-profit basis to Lessee. Additionally, any personnel training activities shall be limited to those persons employed or intended to be employed by Lessee or by other persons engaged in the business of in-flight food catering, and such training shall not, without the consent of the Board, be performed on behalf of any others whose business is competitive with any concessionaire, permittee or licensee of the Board at the Airport (other than another person or company engaged in the business of transportation by aircraft).

                 It is further provided that the Board reserves the rights--

                          (i) to designate areas not to exceed twenty (20) feet in width along the periphery of Tract 1 of the Lease Lands for use and to be maintained as landscaped areas; and

                          (ii) to itself, or to permit its contractors, engineers and architects to enter upon the Leased Premises whenever necessary and possible without undue interference with Lessee's use of the Leased Premises for the purpose of constructing, installing and/or maintaining under the surface of the ground any portion of the Board's other systems, which pass through the Leased Premises.

         Section 4.4.  INGRESS AND EGRESS, TAXIWAY 19.

                 (a) The Lessee's right of ingress and egress relating to the Passenger Service Facilities shall be as specified for similar facilities under the PSF Agreement and shall be governed thereby. As to the remaining portions of the Initial Special Facilities hereunder, the Lessee and its officers, employees, invitees, guests, and suppliers of materials and furnishers of services, shall have the right of ingress and egress between Tract 1 and any public street or roadway outside the Airport by means of the roadways leading to and from the Airport, and between the passenger enplaning and deplaning complex within the Airport and said Tracts of Leased Land, and such other points as may be designated by the Executive Director of the Board, all of the same to be used in common with others having rights of passage within the Airport, all without any further or additional fees or charges except entrance booths at the Airport and other than the rent described in Article V. The use of such roadways shall be subject to reasonable rules and regulations of the Board now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport.

                 (b) The Board may, at any time, temporarily or permanently close or consent to or request the closing of any such roadway and any other area at the Airport presently or hereafter used as such, so long as a reasonably equivalent means of ingress and egress, as provided above, remains available to Lessee. Lessee hereby releases and discharges the Board, its successors and assigns, of and from any and all claims, demands or causes or action Lessee may have against the Board by reason of the exercise of any of the powers reserved to the Board under this subsection.

                 (c) Braniff Airways, Incorporated ("Braniff") has incorporated into its Special Facilities Lease Agreement with the Board as a part of the facilities to be financed thereunder, the cost of the extension of Taxiway 19. Lessee shall have the right to use said Taxiway and shall appropriately compensate Braniff therefor. In the event of a dispute between Braniff and the Lessee over the use of said Taxiway or the reasonableness of the compensation, such dispute shall be resolved by the Executive Director of the Board. In such event, the Executive Director, in arriving at a reasonable compensation, shall take into consideration items of ground rental, cost of construction, including general administrative and overhead, and expenses of operation and maintenance of the said Taxiway and use of the said Taxiway by Braniff, Lessee and others, for which Braniff has been and is obligated to pay.

                                   ARTICLE V

                      GROUND RENT AND NET RENT PROVISIONS

         Section 5.1.  GROUND RENT.

                 (a) The Lessee, under the terms and provisions of the PSF Agreement, has heretofore agreed and obligated itself (along with others in certain instances) to pay a "ground rental" (as that term is defined in the 1968 Concurrent Bond Ordinance) for its rights in and uses of the Terminal Tract. Accordingly, no additional ground rental is or shall be herein required on account of the Terminal Tract and the development, construction, fabrication or installation of the Passenger Service Facilities therein. The provisions of this Section
         5.1 relating to "Ground Rent" shall, therefore, relate solely to the land included in the Leased Land as Tract 1. This subsection (a), however, shall in no manner reduce or alter Lessee's obligation to pay Net Rent in the full amount stated in Section 5.2. hereof.

                 (b) For the purposes of determining the rental payable with respect to Tract 1 of the Leased Land to which this Section 5.1 applies, as aforesaid, and where used elsewhere in this Agreement, the following definitions and terms, in addition to other definitions contained in this Agreement, shall apply and have the following meanings to wit:

                                  (i)   "Airport Services" means the general
                          administration and operation of the Airport by the Board, including, but not limited to, the following functions by the Board at the Airport, to wit: airport police, crash, rescue and fire protection and traffic control; the acquisition of land beyond the initial boundaries of the Airport for use as a part of the Airport; clearing, grading and draining, the costs of which are not charged or chargeable in specific terms to users under other agreements; the collection and treatment of sewage and other wastes; roadway systems, perimeter fencing and utilities systems; the furnishing of communications systems, facilities and tunnels; landscaping; the construction, equipment and maintenance of facilities on non-revenue producing land and the maintenance of such land itself, facilities and areas of subdivisions of the Airport necessary in the operation and maintenance thereof, including the Board's administration, maintenance, police, crash, rescue, fire and operations space and facilities.

                                  (ii)  "Airport Services Costs" means and
                          shall include the total of (a) the costs, expenses and liabilities of the Board in providing Airport Services, including the Board's operations and maintenance costs and liabilities, however arising, properly charged or chargeable on an accrual basis of accounting to Airport Services; plus (b) 1.25 times any debt service requirements on any revenue bonds of the Airport (other than Special Facility Bonds) allocable or chargeable to Airport Services, which allocation or charge shall be in the proportion that the Contract Costs (as hereinbelow defined) for the construction or development of Airport Services bears to the Contract Costs for the construction or development of those portions of the Airport which are not financed with private capital or Special Facility Bonds; and plus (c) all other costs expenses or liabilities of the Board, however arising (except debt service on revenue bonds not allocable or chargeable to Airport Services), not specifically charged or chargeable in specific terms to the users under other agreements relating to the use of the Airport or any part thereof or of its lands. It is expressly provided that the cost of the premiums for insurance required or permitted to be carried under
                          Section 6.6 hereof shall be included in Airport Services Costs.

                                  (iii) "Base Period" means the period from the
                          Starting Date of the Catering Facilities through the next succeeding 30th day of September, which is the closing day of the Board's fiscal year.

                                  (iv)  "Contract Costs" means and shall
                          include the Board's costs for the acquisition of land as provided in Section 5.1(b)(i) hereof, for labor and payments to contractors, suppliers and materialmen in connection with preparing, constructing and otherwise acquiring, replacing, extending and improving the Airport, and the costs, not covered by insurance, of restoring property damaged or destroyed in connection with construction.

                                  (v)   "Ground Rent" means the Preliminary
                          Ground Rent computed in accordance with paragraphs
                          (i) and (ii) of subsection (c), next below, as adjusted to the Actual Ground Rent computed in accordance with paragraph (iii) of subsection (c), next below, such amounts being payable for the use and occupancy of Tract 1 of the Leased Land and shall be in addition to the payments of Net Rent and other costs under Section 5.2 and 5.3 hereof.

                                  (vi)  "Total Developed Acreage on the
                          Airport" means all land within the Airport boundaries (as the same may be changed from time to time) which is revenue producing including, but not limited to, all land under lease or permit, land actually developed for a specific use and all land specifically designated as part of the Runway and Taxiway Complex.

                 (c) The Lessee hereby agrees to pay to the Board from the Starting Date as to the Catering Facilities and throughout the term of this Agreement a Preliminary Ground Rent, as adjusted to the Actual Ground Rent, for the use and occupancy of Tract 1 of the Leased Land, the specific amounts thereof to be determined in accordance with the following provisions and principles and to be paid at the following times and in the following amounts, to wit:

                                  (i)    Preliminary Ground Rent During the
                          Base Period--The Lessee shall pay a Preliminary Ground Rent during the Base Period calculated on the basis of a rate of $3,064.00 per acre per annum for land comprising Tract 1, such Preliminary Ground Rent to be paid in equal monthly installments during the Base Period, the first installment to be paid on the Starting Date and thereafter on the first day of each month during the Base Period. For historical reference of the parties hereto, said rate was determined in accordance with the following formula, to wit:

                                <
                                  A = $16,854,000  Airport Services Costs projected on the date of this
                          A                        Agreement to be incurred or due and owing by
                          -  =  C                  the Board during the first twelve (12) months of
                          B                        operation of the Airport.

                                  B = 5,550        Total Developed Acreage on the Airport projected for the
                                                   Starting Date.

                                  C = $3,064.00    Rate per acre per annum applied to land comprising Tract 1 of the
                                                   Leased Land under this Agreement in computing Preliminary Ground Rent for the Base Period.

                                  (ii)  Preliminary Ground Rent During Each
                          Six-Month Period After Base Period--Not less than ten
                          (10) days prior to the close of the Base Period, and not less than ten (10) days prior to the close of each succeeding six (6) month period after the Base Period, the Board shall compute a Preliminary Ground Rent to be paid during the succeeding six (6) month period and shall notify the Lessee of the amount thereof. On the first day of such succeeding period and on the first day of each month during such period, the Lessee, subject to any rental credits carried forward under the provisions of paragraph
                          (iii), next below, shall pay one sixth (1/6th) of the amount thus stated, as Preliminary Ground Rent for each such six (6) month period shall be determined in accordance with the following formula, to wit:

                                           A  =    Estimated Airport Service Costs projected to be incurred
                          A                        during the next succeeding six (6) month period.
                          - x C = D
                          B                B =     Total Developed Acreage on the Airport projected for the first day of the next succeeding six (6) month period.

                                           C =     The number of acres of land comprising the Leased Land at the time of the computation.

                                           D =     Preliminary Ground Rent payable during the next succeeding six (6)
                                                   month period.

                                  (iii) Actual Ground Rent for Preceding
                          Period--At the close of the Base Period and at the close of each six (6) month period thereafter the Board shall compute and ascertain the amount of Actual Ground Rent payable by the Lessee for the respective period then closed. Such computations shall be made and determined in accordance with the following formula, to wit:

                                           A  =    Actual Airport Service Costs incurred during the period
                          A                        just closed.
                          - x C = D
                          B                B =     The average number of the Total Developed Acreage on the Airport during the period just closed.

                                           C =     The average number of acres of land comprising the Leased Land during the period just closed.

                                           D =     Actual Ground Rent payable for the period just closed.

                 Upon making such computations, the Board shall notify the Lessee of the result thereof. If the resulting Actual Ground Rent shall be greater than the Preliminary Ground Rent paid during the Base Period or other period to which the adjustment relates, then the Preliminary Ground Rent for such period was deficient, and if such computation shall be for a period ending on any September 30, then the Lessee shall remit to the Board an amount equal to such difference within five (5) days from the receipt of notice thereof; however, if such computation reflecting a deficiency) shall be for a period ending on any March 31, then such deficiency shall be spread in equal installments over the remainder of the six (6) month period then in effect and the monthly installment of Preliminary Ground Rent for such period (as required by paragraph (ii), next above) shall be automatically increased and invoiced accordingly. If such computations reflect that the resulting Actual Ground Rent is less than the amount of the Preliminary Ground Rent actually paid by the Lessee during the period to which the adjustment relates, then the amount of the overpayment shall be credited against the Preliminary Ground Rent installments next due under paragraph (ii), next above, until such credit has been exhausted.

                 (d) All estimates and projections required in the making of the computations and determinations contemplated by subsection (c), next above, shall be made by the Board and shall be reasonable and made in the light of the latest data available or reasonably obtainable by the Board.

                 (e) If the Starting Date as to the Catering Facilities commences on a date other than the first day of a month or this Agreement expires or is terminated on a date other than the last day of a month, the Ground Rent payable for the part of the month during which rent is due shall be computed by prorating the monthly Ground Rent installment on a daily basis, and Ground Rent shall be paid only for the portion of the month for which due.

         Section 5.2.  NET RENT.

                 (a) The Lessee hereby agrees to pay to the Board, in addition to the Ground Rent specified in Section 5.1 hereof, an additional rental (hereafter called the "Net Rent") throughout the period during which the Series 1972 Bonds and any Completion Bonds or any Additional Bonds are outstanding, an amount equal to the principal, interest, any redemption premiums, and any special reserve requirements contained in the Special Facilities Bond Ordinance, or in any ordinance authorizing any such other Bonds together with an amount equal to the reasonable cost and charges of any paying agent or paying agents thereunder and any trustee or trustees therefor, the Net Rent to be payable at the times and in the amounts specified and provided in the Special Facilities Bond Ordinance.

                 (b)  The Net Rent payable under the provisions of this Section
         5.2 shall be reduced by the total of any amounts at any time on deposit in any interest and sinking fund created by the Special Facilities Bond Ordinance or any such other Ordinance referred to in subsection (a), next above, in excess of the amount then needed for the purpose of paying previously matured interest coupons, matured Bonds, redemption premiums, if any, and any fees or expenses in respect of the payment of any such interest, principal or redemption premiums thereof, whether such access amounts become available by reason of (i) previous overpayments of Net Rent, (ii) surplus funds from bond proceeds deposited to the credit of such interest and sinking fund at the end of the acquisition, construction, fabrication and installation of the Special Facilities (as will be required in any such ordinance), (iii) earnings made on the investment of any amounts from time to time on deposit in any such interest and sinking fund,
         (iv) any net reductions or savings in the costs related to the acquisition, construction, fabrication and installation of the Special Facilities, the effect of which is to provide funds to such interest and sinking fund with which the Airport Board can make payments of the interest on and principal of the Bonds, or
         (v) any other circumstance which results in funds being properly deposited in such interest and sinking fund; provided, however, that such reduction in Net Rent payments shall be made only to the extent that funds are not necessary to restore any deficiency then existing in any reserve fund created by the Special Facilities Bond Ordinance referred to in subsection (a), next above, it being understood that excess amounts in the interest and sinking fund shall first be applied to restore any such deficiency and then, if any amount remains, to the reduction of the new Rent payments. The reductions in the New Rent payments contemplated by this subsection (b) shall be made by applying such excess amounts as a credit(s) against the next Net Rent payment(s) due after funds have actually become available from the foregoing permissible sources to the interest and sinking fund, until such excess amounts are exhausted. Such reductions shall be reflected in the appropriate billings under subsection (a), next above.

                 (c) It is understood and acknowledged by the Lessee that the Series 1972 Bonds and any Completion Bonds or Additional Bonds, will be sold to the purchasers thereof in reliance upon the commitment of Lessee to make the payments of Net Rent provided in subsection (a), above. Accordingly, the obligations of the Lessee to make the payments of Net Rent thus required shall be absolute and unconditional and until such time as the principal, interest and any redemption premiums thereon shall have been fully paid, the Lessee (i) will not suspend or discontinue any payments of Net Rent provided herein, and
         (ii) will not terminate the lease evidenced hereby or otherwise seek to avoid or reduce the payment of Net Rent for any reason, including, without limiting the generality of the foregoing, failure of the Board to complete the acquisition, construction, fabrication or installation of the Initial Special Facilities or any portions thereof, or any acts or circumstances that may constitute failure of consideration, destruction or damage to such facilities, frustration of purpose, any change in the tax or other laws of the United States of America or of Texas, or any political subdivision of either thereof or any failure of the Board to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. It is provided, however, that nothing contained in this subsection shall be construed to release the Board from the performance of any of the agreements on its part herein contained, and in the event the Board should fail to perform any such agreement, the Lessee may institute such action against the Board as it may deem necessary to compel the performance thereof or to restrain or enjoin forbidden acts so long as such shall not result in a reduction of the payment of Net Rent hereunder.

         Section 5.3. 1968 CONCURRENT BOND ORDINANCE; OTHER COSTS. This Agreement is expressly subject at all times to the terms, provisions, conditions and requirements of the 1968 Concurrent Bond Ordinance, and as contemplated and required thereby, the Net Rent payable under Section 5.2, above, is intended to be and shall be a net return to the Board, and accordingly, in addition to the payment of the Ground Rent and the Net Rent, the Lessee hereby agrees to pay all operation and maintenance expense applicable to the Initial Special Facilities, including, without limitation, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the leasehold interest of the Lessee in and to the Leased Premises any and all lawful excise or other types of taxes imposed on or in respect of such properties and the expenses of upkeep thereof of every kind and character, including the repair or ordinary restoration thereof. No charges, fees, or tolls, other than herein expressly provided for and other than the regular charges imposed at entrance control booths at the Airport, if used, shall be charged or collected by the Board from the Lessee, its agents and employees, or its suppliers of materials or furnishers of service, for the use of any of the Leased Premises or the exercise of any of the rights, licenses, services and privileges expressed in or implied by this Agreement.

         Section 5.4.  PLACE OF PAYMENTS, USE OF FUNDS, DELINQUENCIES.

                 (a) All payments of Ground Rent and Net Rent shall be made on the dates specified in this Article at the Principle office of the Board. Moneys received by the Board as Ground Rent shall be and become a part of the Gross Income of the Airport and shall be utilized by the Board in accordance with the provisions of the 1968 Concurrent Bond Ordinance. Moneys received by the Board as Net Rent shall be utilized by the Board in accordance with the requirements of the Special Facility Bond Ordinance and as may be therein directed.

                 (b) The Board, at its option, in addition to any remedy available to it hereunder in the event of a default because of nonpayment of rent, may impose a delinquency charge, payable upon demand, against the Lessee, in accordance with the following formula:

                                     A = Annual rate of interest, which rate
                                         shall be four percentage points above
                                         the rediscount rate charged member
                                         banks of the Federal Reserve Bank in
                                         Dallas, Texas, in effect on the first
                                         business day of each January, April,
                                         July and October.

                       C             B = Amount of the bill due to the Board.
            A.B  x  = --- = E
                       D             C = Number of days the payment of the bill
                                         is late.

                                     D = Number of days in the calendar year.

                                     E = Liquidated damages for late payment.


                                   ARTICLE VI

                           OPERATIONS AND MAINTENANCE
                       INSURANCE, CONDEMNATION, INDEMNITY

         Section 6.1. INSURANCE AS TO PASSENGER SERVICE FACILITIES. Inasmuch as the Passenger Service Facilities will become a part of or be situated in the terminal structure constructed on the Terminal Tract, it is hereby agreed that the provisions of the PSF Agreement relating to operations, maintenance, insurance, condemnation of similar facilities under that agreement shall govern and control the Board and the Lessee regarding the same matters under this Agreement relating to the Passenger Service Facilities. Accordingly, for the purpose of this Article VI only, the term "Leased Premises" shall not include the Passenger Service Facilities in instances where the same subject matter is covered by the PSF Agreement with respect to similar facilities and the Terminal Tract included therein.

         Section 6.2.  CARE, MAINTENANCE AND REPAIRS OF LEASED PREMISES

                 (a) The Lessee shall at all times keep in a clean and orderly condition and appearance, the Leased Premises and all of the Lessee's and the Board's fixtures, equipment and personal property which are located in or upon any part thereof.

                 (b) The Lessee shall paint, repair, replace or rebuild all or any part of the Leased Premises interior or exterior, structural or non-structural, which may be damaged or destroyed. The Lessee shall have the right to apply available insurance proceeds to such purposes as contemplated by Section 6.7 or Section 6.9 hereof.

                 (c)  Additionally, the Lessee shall--

                          (i) take good care of the Leased Premises; shall maintain the same at all times in good condition; shall make all repairs and replacements inside and outside, ordinary and extraordinary, structural or otherwise, which repairs and replacements by the Lessee shall be in quality and class not inferior to the original material and workmanship; and shall pay promptly the costs and expenses of such repairs, replacements and maintenance, as provided in Section 5.3. hereof; and

                          (ii) unless otherwise provided herein, maintain and
                 repair all utility service lines located upon the Leased Premises to the extent used by the Lessee exclusively, except to the extent that such maintenance or repair is the obligation of the utility company providing such utility service.

                 (d) In the event the Lessee fails to maintain, clean, repair, replace, rebuild or paint, or fails diligently to continue to complete the repair, replacement, rebuilding or painting of all the applicable portions of the Leased Premises required to be repaired, replaced, rebuilt or painted by the Lessee under the terms of this Agreement, the Board, at its option, and in addition to any other remedies which may be available to it, may repair, replace, rebuild, or paint all or any part thereof and the cost thereof shall be payable by the Lessee upon demand. The Board agrees, however, not to act pursuant to this subsection (d) without first giving Lessee thirty (30) days' written notice of default and, if the Lessee shall cure the specified default during such period, the Board shall not exercise any right or remedy. If the cure of Lessee's default requires action of a continuing nature, commencement of the cure of such default within the notice period and the continued exercise of due diligence in effecting such cure shall be sufficient.

                 (e) The Lessee shall store its garbage, debris and other waste materials in a clean and sanitary manner in trash receptacles which the Board shall provide at Lessee's Premises, adequate to meet the reasonable needs of Lessee, the size and location of which shall be at the discretion of the Board. The Airport further agrees to periodically remove such trash from the receptacles, and for such service the Lessee shall pay at the rate of $1.00 per cubic yard of trash so removed, which rate may be adjusted, depending on the reasonable costs of administration, capital, labor and materials, by the giving of thirty (30) days written notice to Lessee by the Board.

         Section 6.3. SERVICES TO AIRPORT USERS, DISCRIMINATION. The Lessee, in its operation of the Special Facilities or in the use of any portion of the Leased Premises or in exercise of any privileges under this Agreement, shall not on the grounds of race, creed, color or national origin discriminate or permit discrimination against any person or group of persons in any manner whatsoever.

         Section 6.4.  GOVERNMENTAL REQUIREMENTS, AIRPORT BOARD REGULATIONS.

                 (a) The Lessee shall comply with any applicable Federal Aviation Regulations as the same may be amended from time to time, and any other present or future laws, rules, regulations, orders or directions of the United States of America, or the State of Texas which from time to time may be applicable to the Lessee's operations hereunder.

                 (b) The Lessee shall procure from all governmental authorities having jurisdiction of the operations of the Lessee hereunder, all licenses, franchises, certificates, permits or other authorization which may be necessary for the conduct of such operations and it shall comply with all laws and lawful ordinances, and governmental rules, regulations and orders during the term of this Agreement which from time to time may be applicable to the Lessee's operations hereunder.

                 (c) The Lessee covenants and agrees to observe and obey (and to require its officers and employees to observe and obey and to exercise its best efforts to require guests and invitees and those doing business with it to observe and obey) the reasonable rules and regulations of the Board (including amendments and supplements thereto) governing the conduct and operations of the Lessee and others on the Leased Premises, and such future reasonable rules and regulations as may, from time to time during the term hereof, be promulgated by the Board for reasons of safety, health, sanitation, and good order; provided that any such rules and regulations shall not be inconsistent with the provisions of this Agreement or with the rules and regulations of the Federal Aviation Administration. The obligation of the Lessee to exercise its best efforts to require such observance on the part of its guests, invitees and business visitors shall apply only while such persons are on the Leased Premises.

                 (d) The Lessee covenants and agrees that this Agreement is taken subject to the terms and provisions of Section 9.16 of the 1968 Concurrent Bond Ordinance.

                 (e)  Subject to Section 5.2 hereof, nothing in this Section
         6.4 shall be construed to deny the Lessee its right to contest the application or validity of any such law, rule, regulation, order or direction, and during such contest the Airport Board may not assert any claim against Lessee for breach of this Agreement provided the contest is promptly commenced and diligently prosecuted.

         Section 6.5.  PROHIBITED ACTS.

                 (a) Unless otherwise expressly permitted so to do, the Lessee shall not install, maintain or operate, or permit the installation, maintenance or operation, on the Leased Premises of any vending machine or device designated to dispense or sell food, beverages, tobacco, tobacco products or merchandise of any kind, except in operational areas not available to other members of the public and on a non-profit basis to the Lessee.

                 (b) The Lessee shall commit no nuisances on the Leased Premises, and shall not do or permit to be done anything which may result in the creation or commission or maintenance of a nuisance thereon.

                 (c) The Lessee shall not permit a lien or liens to become attached to the remainder interests of the Board and the Cities, or upon the leasehold interest of the Lessee, without the consent of the Board, or suffer or permit a lien or liens for taxes to be imposed or attached thereto, unless Lessee is contesting in good faith the tax or claim that is the basis of the lien, in which event Lessee shall dissolve the lien or stay or prevent its foreclosure by bond or other appropriate legal procedure.

         Section 6.6.  INSURANCE RELATING TO AIRPORT OTHER THAN SPECIAL
FACILITIES.

                 (a) The Board shall carry insurance relating to the Airport, other than Special Facilities, in accordance with the provisions and requirements of the 1968 Concurrent Bond Ordinance.

                 (b) The Board shall at all times during the term of this Agreement maintain reasonably obtainable liability insurance with respect to the Airport (other than Special Facilities) to the extent required by Section 5.8(b) of the PSF Agreement or any substitute agreement entered into by the Board and others in lieu of said Section.

         Section 6.7. INSURANCE RELATING TO SPECIAL FACILITIES OTHER THAN PASSENGER SERVICE FACILITIES.

                 (a) During the acquisition, construction, fabrication and installation period of Special Facilities, the Board shall provide, or cause to be provided, builder's risk insurance as to all items of construction and all other insurance as to other items required and reasonably obtainable with responsible insurers to insure against risks of loss or damage to such facilities, so as to protect the interest of the Board, the Lessee, contractors and suppliers therein. During such period the Board shall also maintain, or cause the contractors or suppliers to maintain, liability insurance, which shall comply with the requirements of paragraph (iii), below. The Passenger Service Facilities shall be insured upon completion by Lessee in the same manner provided for similar facilities in the PSF Agreement. Beginning with the Completion Date of the Catering Facilities and any other Special Facilities (other than Passenger Service) the Lessee shall maintain or cause to be maintained, with respect to the Catering Facilities, and any other Special Facilities (other than Passenger Service Facilities), with responsible insurers the following kinds and the following amounts of insurance, with such variations as shall reasonably be required to conform to applicable standard or customary Texas insurance provisions, to wit:

                          (i) With respect to every structure and the contents and fixtures thereof constituting part of the Special Facilities, multi-risk insurance on each structure and its fixtures and contents, covering direct physical loss or damage (including the cost of removal of debris) to such structure and its fixtures and contents, in such amount and of such character as, under the terms and provisions thereof, will provide a recovery, in the event of the occurrence of any loss or damage from an insured cause, equal to the full amount of loss or damage on a replacement cost basis up to the amount reasonably obtainable as the maximum probable loss or damage (including the cost of removal of debris) to such structure and its fixtures and contents from any such cause. The risks to be insured against pursuant to this paragraph are the risks against direct physical damage or loss from fire and so-called extended coverage perils to the extent such coverage is reasonably obtainable and which is customarily obtained for similar facilities at other major airports.

                          (ii) On all structures to become part of the Special Facilities during the construction or reconstruction thereof by the Lessee, such builder's risk insurance as is customarily carried by others with respect to similar construction or reconstruction, but the Lessee shall not be required to maintain any such insurance to the extent that such insurance is carried by contractors for the benefit of the Lessee and the Board.

                          (iii) Public and other liability insurance of such
                 character and amount as shall be reasonably adequate to insure the Board and the Lessee against risks to which the Board and/or the Lessee may reasonably be or become subject in the operation, construction or reconstruction of the Special Facilities, as approved or reasonably required by the Counsel for the Board, but the Lessee shall not be required to maintain any such insurance to the extent that such insurance is carried for its benefit by any licensee or other person operating, occupying or using any part of the Special Facilities or by contractors.

                          (iv) Such workmen's compensation or employer's liability insurance as may be customarily carried or required by law and such theft and other insurance as is customarily carried by others engaged in the operation and maintenance of facilities similar to the Special Facilities.

         The Board shall provide Lessee with certificates of insurance evidencing the renewal or substitution of such insurance. Such certificates shall provide that Lessee shall be given 30 days' prior written notice of any cancellation thereof.

                 (b) All policies evidencing insurance maintained or caused to be maintained by the Lessee with respect to the Special Facilities shall be issued by the home office of the insurer(s) or by a duly authorized agent of the insurer(s) and shall name the Board and the Lessee as insureds, as their interest shall appear, and shall be deposited with the Lessee. All proceeds from claims shall be paid directly to the Lessee. The Board shall have the right and is hereby authorized in its own name to demand and sue, collect and receipt for claims and moneys hereunder if Lessee, within a reasonable time, fails to do so, and in such event the Board shall have the right to examine and inspect such policies. The net proceeds of any and all such insurance required by paragraphs
         (i) and (ii) of subsection (a), above, shall be applied as prescribed in Section 6.8, below. In cases of restoration or rebuilding, the Lessee shall deliver such proceeds to the Board as necessary to pay the costs for such restoration or rebuilding of the Special Facilities.

         Section 6.8.  DAMAGE, DESTRUCTION, DISPOSITION OF INSURANCE PROCEEDS.

                 (a) In the event the Special Facilities or a substantial part thereof are damaged or destroyed by an insured casualty, the following provisions shall be applicable:

                          (i) If at the time of the casualty there are Bonds outstanding and the insurance proceeds together with any moneys in any reserve fund are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid, or if said proceeds and funds are insufficient and the Lessee agrees to pay any deficiency, and the Lessee requests that such Facility not be repaired or rebuilt, the Board will terminate this Agreement and release the Lessee from all unaccrued obligations hereunder, the insurance proceeds to be deposited in the interest and sinking fund for the Bonds and the moneys in said fund and in any reserve fund shall be applied to pay the obligations with respect to the outstanding Bonds. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the outstanding Bonds, any such excess shall be paid to and retained by the Lessee.

                          (ii) If at the time of the casualty there are Bonds outstanding and the insurance proceeds together with any moneys in any reserve fund are not sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid and the Lessee does not agree to pay the Board the amount necessary to make up the deficiency (or if the insurance proceeds together with any moneys in the reserve fund are sufficient to pay such obligations with respect to the outstanding Bonds, but the Lessee requests that the Special Facilities be repaired or rebuilt), such Facilities shall be repaired or rebuilt and paid for with the insurance proceeds, and if such proceeds are insufficient for such purposes the Lessee shall pay the deficiency. If such proceeds are in excess of the amount necessary for such purposes, any such excess shall be paid to the Board and deposited by it to the interest and sinking fund for said Bonds as a credit to the next due payments of Net Rent, with such credit to continue until the amount thereof is exhausted. The repair or restoration of such Facilities shall be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the casualty, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee.

                          (iii) If at the time of the casualty there are no
                 Bonds outstanding, the Lessee shall have the right to determine whether or not the Special Facilities should be reconstructed or repaired. If the Lessee elects not to reconstruct or repair the Special Facilities, the insurance proceeds shall be paid to and retained by the Lessee and this Agreement and all unaccrued obligations hereunder shall thereupon be terminated. If the Lessee elects to reconstruct or repair the Special Facilities and if the insurance proceeds are sufficient to reconstruct or repair the Special Facilities or if the insurance proceeds are insufficient and the Lessee agrees to bear and pay the deficiency, the insurance proceeds and the amount paid by the Lessee shall be applied to the repair or restoration of such Facilities, in accordance with the original plans and specifications, together with any alterations or modifications made or agreed upon prior to the casualty, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee. If the said proceeds are in excess of the amount necessary for such repair or restoration, any such excess shall be paid to and retained by the Lessee.

                 (b) Sections 3.2 and 3.3 hereof shall apply to any reconstruction or repair under this Section 6.8 to the same extent as those Sections apply to the Initial Special Facilities.

         Section 6.9.  MISCELLANEOUS INSURANCE COVENANTS.

                 (a) The Lessee shall, at the commencement of the term hereof and at each subsequent policy renewal date thereafter, file or cause to be filed with the Board a certificate stating in reasonable detail the insurance with respect to the Special Facilities then in effect pursuant to the requirements of Section 6.7 hereof or otherwise, and with respect to each policy the name of the insurer, the amount, policy number, the expiration date, and the hazards covered thereby; and whether the Lessee is then maintaining or causing to be maintained insurance conforming in all respects with the requirements of Section
         6.7 hereof.

                 (b) Any appraisal or adjustment of any loss, claim or damage under any policy of insurance with respect to the Special Facilities, and any settlement or payment of proceeds under any such policy which may be agreed upon between the Lessee and any insurer, shall be evidenced by a certificate of the Lessee filed with the Board, approving such appraisal, adjustment, settlement or payment as required and satisfactory in the interest of the Board and the Lessee.

                 (c) Lessee's obligation under Section 6.7 shall not affect its right to carry additional insurance solely for its own account.

                 (d) In the event the Lessee fails to maintain or cause to be maintained the full insurance coverage required by this Agreement, the Board may (but shall be under no obligation to) obtain the required insurance coverage and pay the premiums for the same; and all amounts so advanced therefor by the Board shall become an additional obligation of the Lessee to the Board, which amounts, together with interest thereon at the rate of 10% per annum from the date of payment thereof, the Lessee agrees to pay upon demand.

         Section 6.10.  CONDEMNATION.

                 (a) In the event that title to or use of the Leased Premises or a substantial part thereof is taken under color of governmental authority, the following provisions shall be applicable:

                          (i) If at the time of the taking there are Bonds outstanding and the condemnation proceeds together with any moneys in any reserve fund are sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid, or if said proceeds and funds are insufficient and the Lessee requests that the Special Facilities not be rebuilt elsewhere and agrees to pay any deficiency, or if land suitable for such purpose is not available elsewhere, the Board will terminate this Agreement and release the Lessee from all unaccrued obligations hereunder, the condemnation proceeds to be deposited in the interest and sinking fund for the Bonds and moneys in said fund and in any reserve fund shall be applied to pay the obligations with respect to the outstanding Bonds. If the said proceeds and funds are in excess of the amount then necessary to pay the obligations with respect to the outstanding Bonds, any such excess shall be divided between the Board and the Lessee as their respective interests appear at the time of the taking.

                          (ii) If at the time of taking there are Bonds outstanding and the condemnation proceeds together with any moneys in any reserve fund are not sufficient to pay all of the interest, principal and other obligations accrued and to accrue on said Bonds until they are fully and finally paid and the Lessee does not agree to pay the Board the amount necessary to make up the deficiency (or if the condemnation proceeds together with any moneys in the reserve fund are sufficient to pay such obligations with respect to the outstanding Bonds, but the Lessee requests that the Special Facilities be rebuilt elsewhere and paid for with the condemnation proceeds, and if such proceeds are insufficient for such purposes the Lessee shall pay the deficiency. If such proceeds are in excess of the amount necessary for such purpose, any such excess shall be paid to the Board and deposited by it to the interest and sinking fund for said Bonds as a credit to the next due payment(s) of Net Rent, with such credit to continue until the amount thereof is exhausted. The rebuilding of the Special Facilities shall be in accordance with the original plans and specifications, together with alterations or modifications made or agreed upon prior to the taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee. In the event of rebuilding under this paragraph
                 (ii), the Ground Rent shall abate as to any of the Leased Land rendered useless by the taking, as of the time of the taking, and the parties shall appropriately amend the description of the Leased Land and the new Ground Rent shall become effective as of the date the Lessee is given beneficial use of the rebuilt Special Facilities.

                          (iii) Subject to the provisions of paragraph (iv)
                 below, if at the time of the taking there are no Bonds outstanding the condemnation proceeds are sufficient to rebuild the Special Facilities elsewhere, or if the condemnation proceeds are insufficient and the Lessee agrees to bear and pay the deficiency, the condemnation proceeds and the amount paid by the Lessee shall be applied to the rebuilding of such Facilities elsewhere, provided land suitable for such purpose is available, in accordance with the plans and specifications, together with any alterations or modifications made or agreed upon prior to the taking, or in accordance with new or modified plans and specifications, the alternative to be determined by the Lessee. If such proceeds are in excess of the amount necessary for such purpose, any such excess shall be divided between the Board and the Lessee as their respective interests appear at the time of the taking. In the event of a rebuilding under this paragraph
                 (iii), the Ground Rent shall abate as to any of the Leased Land rendered useless by the taking, as of the time of the taking, and the parties shall appropriately amend the description of the Leased Land the new Ground Rent shall become effective as of the date the Lessee is given beneficial use of the rebuilt Special Facilities.

                           (iv) If at the time of the taking there are no Bonds outstanding and the Lessee does not desire that the Special Facilities be rebuilt elsewhere, in which event it shall advise the Board of such decision within sixty (60) days after the date of the taking, or land suitable for such purpose is not available elsewhere, the Board will terminate this Agreement and release the Lessee from all unaccrued obligations hereunder. The condemnation proceeds shall be divided between the Board and the Lessee as their respective interests appear at the time of the taking.

                 (b) In the event that title to or use of less than a substantial part of the Leased Premises is taken by the power of eminent domain (that is, if the primary use of the Special Facilities is not substantially impaired by deletion of the part taken) the Lessee shall determine whether any rebuilding is necessary. Any condemnation proceeds not used for the purposes of rebuilding shall be applied until exhausted in reduction of the Net Rent payable hereunder.

                 (c) Section 3.2. and 3.3. hereof shall apply to any rebuilding under this Section 6.10., to the same extent as those Sections apply to the Initial Special Facilities.

         Section 6.11. INDEMNIFICATION. The Lessee covenants and agrees to indemnity and hold harmless the Board and the Cities, their directors, councilmen, officers, agents and employees, from and against any and all claims for damages or injuries, including death, to persons or property arising out of or incident to the leasing of, or the use and occupancy of, the Leased Premises during the term of this Agreement by Lessee, its agents, servants, employees, contractors, or subcontractors; provided, however, that the Board shall give to Lessee prompt written notice of any such claim or actions and Lessee shall have the right to investigate, compromise and defend the same. This Section shall not apply, however, to the negligent or willful acts of omissions of the parties indemnified hereunder or any of them.

         Section 6.12.  MISCELLANEOUS OPERATION PROVISIONS.

                 (a) With the prior written approval of the Board, Lessee may erect, maintain or display signs of advertising at or on the exterior parts of the Leased Premises or in or on the Leased Premises so as to be visible outside the Leased Premises. Exterior signs affecting public safety and security shall be in accordance with established Board standards. If the Board has not given approval, as aforesaid, upon receipt of notice, the Lessee shall remove, obliterate, or paint out any and all advertising, signs, posters, and similar devices placed by the Lessee on the Leased Premises. In the event of a failure on the part of the Lessee so to remove, obliterate or paint out each and every sign or piece of advertising and to restore the Leased Premises to their prior condition, the Board may perform the necessary work and the Lessee shall pay the cost thereof to the Board on demand.

                 (b) The Lessee shall provide and maintain such obstruction lights as the Board may reasonably direct, of the type and design approved by the Board, and shall install such lights in the locations on the Leased Premises designated by the Board and shall furnish and install the bulbs and furnish the electricity necessary for the operation thereof, and shall operate the same in accordance with the directions of the Board. The Board hereby directs that all said obstruction lights shall, until further notice be operated daily for a period commencing thirty (30) minutes before sunset and ending thirty
         (30) minutes after sunrise (as sunset and sunrise may vary from day to day throughout the year) and for such other periods as may be directed or requested by the control tower of the Airport. In addition, Lessee shall also provide and maintain fire protection and safety equipment and all other equipment of every kind and nature required by any law, rule, order, ordinance or resolution of any governmental authority having jurisdiction over the Airport.

                 (c) Except to the extent required for the performance of the obligations or the exercise of rights of the Lessee hereunder, nothing contained in this Agreement shall grant to the Lessee any rights whatsoever in the air space above the Leased Premises in excess of a height set forth in the plans and specifications for the Special Facilities.

                 (d) All personal property and all property and installations (including trade fixtures) removable without material damage to the Leased Premises, which are installed by Lessee in or on the Leased Premises shall be deemed to be and remain the property of the Lessee. All such property and installations may at Lessee's option be removed by Lessee from the Leased Premises at any time during the term of this Agreement, and unless otherwise agreed in writing by the parties, shall be removed by Lessee at or before the expiration or other termination of the term of this Agreement provided that any damage to the leased premises caused by said removal shall be repaired by Lessee so as to return the premises to the Board in the same or similar condition as when entered by Lessee, reasonable wear and tear excepted. Any such property remaining on the Leased Premises beyond thirty (30) days thereafter shall be deemed to be abandoned by Lessee.

                 (e) All water, gas, oil and mineral rights in and under the soil are expressly reserved by the Board.

                 (f) The Lessee shall promptly furnish to the Board all books, records and financial information relating to the Special Facilities reasonably necessary for the Board to submit timely statements for the payment of rent hereunder by the Lessee in a timely manner.

                 (g) Title to all permanent improvements, including, but not limited to, buildings, structures and paved areas, shall immediately vest in the Board and Cities as a part of the Airport.

                 (h) Lessee and Braniff Airways, Incorporated, shall coordinate their adjacent land area (if the aforesaid option to expand the Leased Premises is exercised) in order to establish exact boundary lines. In the event of a dispute between Lessee and Braniff Airways, Incorporated, such dispute shall be resolved by the Executive Director of the Board.

                                  ARTICLE VII

                         EVENT OF DEFAULT AND REMEDIES

         Section 7.1. EVENTS OF DEFAULT DEFINED. The following shall be "events of default as to the Lessee" under this Agreement and the term "events of default as to the Lessee" shall mean, whenever it is used in this Agreement, any one or more of the following events:

                 (a) Failure by the Lessee to pay when due or cause to be paid when due either the Ground Rent or the Net Rent, or both, required to be paid under Article V hereof.

                 (b) Failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed other than as referred to in subsection (a), next above, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Lessee by the Board, unless the Board shall agree in writing to an extension of such time prior to its expiration.

                 (c) The Leased Premises shall be abandoned, deserted or vacated by the Lessee or any lien shall be filed against the Leased Premises or any part thereof in violation of this Agreement and shall remain unreleased for a period of sixty (60) days from the date of such filing unless within said period the Lessee is contesting in good faith the validity of such lien.

                 (d) The dissolution or liquidation of the Lessee or the filing by the Lessee of a voluntary petition in bankruptcy, or failure by the Lessee within sixty (60 days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations at the Special Facilities, or the commission by the Lessee of any act of bankruptcy or adjudication of the Lessee as a bankrupt, or general assignment by the Lessee for the benefit of its creditors, or the entry by the Lessee into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Lessee in any proceeding for its reorganization instituted under the provisions of the general bankruptcy act, as amended, or under any similar act which may hereafter be enacted. The term "dissolution or liquidation of the Lessee," as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Lessee resulting either from a merger or consolidation of the Lessee into or with another corporation or a dissolution or liquidation of the Lessee following a transfer of all or substantially all of its assets as an entirety, under the conditions permitting such actions contained in
         Section 9.2. hereof.

         Section 7.2. REMEDIES ON DEFAULT. Whenever any event of default as to the Lessee referred to in Section 7.1. hereof shall have happened and be subsisting, the Board may take any one or more of the following remedial steps as against the Lessee:

                 (a) The Board may re-enter and take possession of the Leased Premises without terminating this Agreement and sublease (or operate as sublessee) the Special Facilities for the account of the Lessee, holding the Lessee liable for the difference between the rents and other amounts payable by the Lessee hereunder and the rents and other amounts payable by such sublessee in such subleasing or, if operated by the Board, the difference between the net revenues received from such operations and the rents and other amounts payable by the Lessee hereunder.

                 (b) The Board may terminate this Agreement, exclude the Lessee from possession of the Leased Premises and use its best efforts to lease the same to another party for the account of the Lessee, holding the Lessee liable for all rents and other amounts due under this Agreement and not paid by such other party.

                 (c) The Board may take whatever other action at law or in equity as may appear necessary or desirable, including in the appropriate cases the remedies conferred under the PSF Agreement, to collect the rent then due and thereafter to become due, or to enforce performance and observance of any obligations, agreement or covenant of the Lessee under this Agreement.

         Section 7.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to the Board is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or in the appropriate case under the PSF Agreement or hereafter existing under law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Board to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, unless such notice is herein expressly required or is required by law.

         Section 7.4. AGREEMENT TO PAY ATTORNEYS FEES AND EXPENSES. In the event there should be a default under any of the provisions of this Agreement and the Board should determine that the services of an Attorney are required or the Board incurs other expenses for the collection of rent or the enforcement of performance or observance of any obligation or agreement on the part of Lessee, the Lessee agrees that it will on demand therefor pay to the Board the reasonable and necessary fee of such attorneys and other reasonable expenses so incurred.

         Section 7.5. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER. In the event any covenant contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                  ARTICLE VIII

                             TERMINATION BY LESSEE

         Section 8.1. WHILE BONDS OUTSTANDING. As provided in Section 5.2(c) hereof, this Agreement as to Net Rent is not subject to termination by Lessee while any Series 1972 Bonds, any Completion Bonds or any Additional Bonds are outstanding and not fully and finally paid.

         Section 8.2. TERMINATION FOR OTHER PURPOSES. As to the payment of Ground Rent, and as to all rental after all the Series 1972 Bonds, all Completion Bonds and all Additional Bonds are fully and finally paid, Lessee may terminate this Agreement upon the occurrence of any one or more of the following reasons:

                 (a) If Lessee shall be prevented from operating its air transportation system to and from the Airport by reason if its inability to use a substantial part or all of the Runway and Taxiway
         Complex:

                          (i)    For a period longer than thirty (30)
                 consecutive days, resulting from any condition of the Airport not due to the fault of Lessee; or

                          (ii)  For a period longer than ninety (90)
                 consecutive days, resulting from a permanent injunction issued by any court of competent jurisdiction; or

                          (iii) For a period longer than ninety (90)
                 consecutive days, resulting from any order, rule or regulation of the Federal Aviation Administration, the Civil Aeronautics Board, or other governmental agency having jurisdiction over the operations of Lessee with which Lessee is unable to comply at reasonable cost or expense; or

                          (iv) Because of the suspension, cancellation or termination of Lessee's Certificate(s) of Public Convenience and Necessity or other authority issued by this Civil Aeronautics Board, or its successor, granting the right to serve the Cities of Dallas and Fort Worth.

                 (b) The Board shall fail to perform any of its obligations under this Agreement within twenty (20) days after receipt of notice of default hereunder from Lessee (except where fulfillment of its obligation requires activity over a period of time and the Board shall commence to perform whatever may be required for fulfillment within twenty (20) days after the receipt of notice and continue such performance without interruption, except for causes beyond its control).

                 Upon the occurrence of any of the foregoing events, or at any time thereafter during the continuance of any such condition, Lessee may, by twenty (20) days' written notice terminate this Agreement, such termination to be effective upon the date set forth in such notice and to have the same effect as if the term hereof had expired on that date, subject, as aforesaid, to the provisions of Section 8.1 hereof.

                 No waiver by Lessee of any default on the part of the Board in the performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the Board shall be or be construed to be a waiver by Lessee of any other or subsequent default in the performance of any of said terms, covenants and conditions.

                                   ARTICLE IX

                            ASSIGNMENTS, SUBLETTING

         Section 9.1. ASSIGNMENTS BY AIRPORT BOARD AND CITIES. The Board and the Cities may transfer or assign this Agreement to any successor in interest to Board and the Cities to whom the Airport may be sold or assigned; provided, however, that the successor in interest shall execute and deliver to the board, with a copy to Lessee, an instrument assuming the lawful obligations of Board and the Cities under this Agreement.

         Section 9.2.  ASSIGNMENTS AND SUBLEASES BY LESSEE.

                 (a) Lessee shall not make any assignment of or sublet under this Agreement without the written consent of Board, which consent will not be unreasonably withheld; provided, however, this Agreement may be assigned without such consent to any successor in interest of Lessee with or into which Lessee may merge or consolidate, or which may succeed to the assets of Lessee or a major portion of its assets related to its air transportation system.

                 (b) If Lessee assigns or sublets its interest in this Agreement, except as hereinbefore permitted, or if the Leased Premises are occupied by anyone other than Lessee, the Board may collect rent therefrom and the Board shall apply the net amount collected to the rents herein reserved, but no such collection shall be deemed a waiver by the Board of the covenants contained herein or an acceptance by the Board of any such assignee, sublessee, claimant or occupant as a successor lessee, not a release of Lessee by the Board from the further performance by the Lessee of the covenants imposed upon Lessee herein.

                                   ARTICLE X

                                 MISCELLANEOUS

         Section 10.1. LESSEE'S OBLIGATION UNDER PASSENGER SERVICE FACILITIES AGREEMENT. Lessee hereby specially covenants and agrees as a part of this Agreement that it will observe, recognize and perform all of its obligations under the PSF Agreement, and it is expressly acknowledged and understood that a default of the Lessee individually under the PSF Agreement shall constitute a default of the Lessee as to the Passenger Service Facilities and the Terminal Tract under this Agreement. Conversely, a default in the payment of Net Rent under this Agreement shall constitute a default as to the Lessee individually under the PSF Agreement.

         Section 10.2. CONTRACTS AND WARRANTIES. All construction, reconstruction or rebuilding pursuant to this Agreement shall be under contracts entered into under procedures established by the Board. The Board will cause construction contracts relating to the Special Facilities to contain provisions for performance and payment bonds and the usual and appropriate warranties for the benefit of all parties hereto.

         Section 10.3.  BOARD'S RIGHT OF ENTRY.

                 (a) The Board, its officers and employees, shall have the right at all reasonable times to enter upon the Leased Premises for the purpose of inspecting the same, and for the doing of any act or thing which the Board may be obligated or have the right to do under this Agreement.

                 (b) Without limiting the generality of the foregoing, the Board shall have the right, for its own benefit or for the benefit of the Lessee and others at the Airport to maintain existing and future utilities systems or portion thereof on the Lease Premises, including therein without limitation thereto, systems for the supply of heat, water, gas, fuel and electricity, and for the furnishing of fire alarm, fire protection sprinkler, sewage, drainage, telephone and telegraph service, including all lines, pipe mains, wires, conduits and equipment connected with or appurtenant to such to make such repairs, replacements or alterations as may, in the opinion of the Board, but deemed necessary or advisable and, from time to time, to construct or install over, in or under the Leased Premises new systems or parts thereof, including lines, pipe mains, wires, conduits and equipment; provided, however, that in exercising such right the Board shall not interfere with the operation of the Special Facilities or abridge the rights conferred on Lessee by this Agreement.

         Section 10.4.  SERVICES TO LESSEE.

                 (a) Other than for the supply of water, which shall be furnished by the Board and paid for by the Lessee at a metered rate, the Board shall arrange with the appropriate utility or service companies, or municipalities, or other suppliers, supplying utilities and services in the area, for the supply to the Leased Premises of all services including electric power, telephone conduits and telephone connections within the Leased Premises. Any costs thereof required to be paid by the Board shall constitute a Cost of the Special Facilities payable from Bond proceeds. Lessee shall pay the appropriate utility or service companies for the supply of such services.

                 (b) No failure to furnish, delay or interruption in any service or services, whether such service or services shall be supplied by the Board or by others, shall relieve or be construed to relieve the Lessee of any of its obligations hereunder, or shall be construed to be an eviction by the Board, or shall constitute grounds for any diminution or abatement of the Ground Rent or the Net Rent payable under this Agreement, or grounds for any claim by the Lessee for damages, consequential or otherwise, except when resulting from the negligence of the Board or from its willful failure to furnish or supply such services, if any (except where the Lessee is in default in the payment of rentals). It is provided, however, that nothing herein shall diminish or abate the requirement herein that Net Rent shall be paid unconditionally.

         Section 10.5. ADDITIONAL EXTENSIONS AND MODIFICATIONS OF SPECIAL FACILITIES, ADDITIONAL BONDS.

                 (a) The Lessee shall not, without the prior written approval of the Board, erect or permit to be erected any structures or make any improvements, alterations, modifications, additions, repairs to or replacements of any structure hereafter built on the Leased Premises, except as specifically provided herein or in the PSF Agreement as to the Passenger Services Facilities; nor shall it install or permit to be installed any fixtures (other than trade fixtures, removable without material damage to the Leased Premises, any such damage to be immediately repaired by the Lessee and which fixtures Lessee shall be entitled to remove) without such written approval.

                 (b) The Board and the Lessee acknowledge that as the Airport becomes more fully developed, such circumstance will likely require that the Special Facilities be extended, improved and expanded in order to provide convenient and necessary services at the Airport. Accordingly, the Board shall make such acquisitions, additions, extensions, improvements and modifications to or of such Special Facilities as shall be requested by the Lessee. In order to obtain funds for such purposes, the Board, when requested the Lessee, shall take such action as may be requisite to issue Additional Bonds therefor. Upon the issuance of any such Additional Bonds, the same shall be on a parity as to lien with the Series 1972 Bonds and any Completion Bonds or other Additional Bonds theretofore issued, and the Net Rent payable hereunder shall automatically be increased in the amounts required by the terms of the ordinance authorizing such Additional Bonds. It is provided, however, that such ordinance shall not be adopted until the Lessee has approved such ordinance, after the receipt of which approval the same shall be binding upon the Lessee. Such Additional Bonds shall be issued as Special Facility Bonds subject to and in accordance with the Special Facilities Bond Ordinance and any other ordinances authorizing Additional Bonds or Completion Bonds. Section 3.2 and 3.3 hereof shall apply to any such additions, extensions, improvements and modifications under this
         Section 10.5 to the same extent as those Sections apply to the Initial Special Facilities.

                 (c) In the event the proceeds derived from the sale of any Additional Bonds shall be insufficient to pay the Costs of the Special Facilities for the project then being financed, the Lessee shall either pay the amount of the insufficiency or shall request the issuance of Completion Bonds for that purpose, in which event the Board shall request the cities to issue completion Bonds for that purpose. In the event of the issuance of such Completion Bonds, then the Net Rent payable hereunder shall thereupon be automatically increased in accordance with the ordinance authorizing such Completion Bonds. It is provided, however, that such ordinance shall not be adopted until the Lessee has approved such ordinance, after the receipt of which approval the same shall be binding upon the Lessee. Such Completion Bonds shall be on a parity as to lien with the Series 1972 Bonds, and shall be issued as Special Facilities Bonds subject to and in accordance with the terms, conditions and provisions of the 1968 Concurrent Bond Ordinance, the Special Facilities Bond Ordinance and any ordinances authorizing Additional Bonds or Completion Bonds.

         Section 10.6. ISSUANCE OF COMPLETION BONDS AND ADDITIONAL BONDS. For the purpose of determining whether or not Completion Bonds and Additional Bonds can be issued under this Agreement:

                 (a) Completion Bonds may be issued upon the execution of a certificate by the Director of Finance or similar officer of the Board stating in substance that the proceeds of the Series 1972 Bonds have been expended or totally appropriated for the purpose of the Initial Special Facilities, and that additional funds are needed in order to complete the payment of the Costs of the Initial Facilities, and as to the completion of any item of extensions or other improvements or acquisition of Special Facilities with Additional Bonds, Completion Bonds may be issued upon the execution of a similar certificate stating in substance that the proceeds of the series of Additional Bonds are not adequate to complete the project for which the Additional Bonds were issued.

                 (b) Additional Bonds may be issued at any time after the Completion Date of any respective item of Initial Special Facilities, or, as to subsequent improvements or acquisitions, at any time after the same have been completed and Completion Bonds cannot be issued therefor under the provisions of paragraph (a), above.

         Section 10.7.  FORMAL APPROVALS BY LESSEE.

                 (a) With respect to the approvals herein required of the Lessee, Lessee shall furnish to the Board a certificate signed by its Secretary or an Assistant Secretary under the seal of the corporation, and such certificate shall set forth the officers or representatives of Lessee who are authorized to grant such approvals to bind the Lessee thereto; and the Board and all third parties affected by any such approvals including the holders of Bonds, may rely upon any writing purporting to grant such approvals signed by any officer or representative thus certified as being conclusively binding upon Lessee, and any such writing shall itself constitute conclusive evidence that any and all corporate actions necessary to be taken with respect to the matter thus approved by such officer or representative shall be conclusively presumed to have been so taken by the corporation, and that the approval therein given has been authorized by the corporation.

                 (b) Whenever herein the approval of Lessee is required in connection with the Special Facilities Bond Ordinance, the same shall be deemed to mean the complete ordinance, except for rate of interest, award provisions and the terms of sale and any other matters deferred until the date of sale.

         Section 10.8. REMEDIES AGAINST CONTRACTORS AND SUBCONTRACTORS AND SURETIES. In the event of default of any contractor or subcontractor under any contract made by it in connection with the construction of the Special Facilities, the Board will promptly proceed, either separately or in conjunction with others, to exhaust the remedies of the Board against the contractor of subcontractor so in default and against the surety of each for the performance of such contract. The Board agrees to advise the Lessee of the steps it intends to take in connection with any such default. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing prior to the Completion Date or the completion of any construction, shall be made a part of the funds available for the payment of the Costs of the Special Facilities. If any such recoveries are made after the Completion Date or the completion of any construction in connection with such Facilities, the amounts recovered shall be deposited in the interest and sinking fund applied as a credit to the Net Rent obligation of the Lessee hereunder, in accordance with Section 5.2(b) hereof.

         Section 10.9. BROKERAGE. The Lessee represents and warrants that no broker has been concerned on its behalf in the negotiation of this Agreement and that there is no such broker who is or may be entitled to be paid a commission in connection therewith. The Lessee shall indemnify and save harmless the Board of and from any claim for commission or brokerage made by any such broker when such claim is based in whole or in part upon any act or omission by the Lessee.

         Section 10.9. NOTICES. Notices provided for in this Agreement shall be sufficient if sent by registered or certified mail, postage prepaid, addressed, if to the Board--Dallas-Fort Worth Regional Airport Board, Post Office Drawer DFW, Dallas-Fort Worth Airport, Texas 75261, Attention: Executive Director, or to such other address and person as it may direct in writing; and if to Lessee--American Airlines, Inc., 633 Third Avenue, New York, New York 10017, Attention: Vice President, Properties and Facilities, or to such other address and person as it may direct in writing. Notices shall be deemed completed when mailed unless otherwise herein required.

         IN WITNESS WHEREOF, The parties hereto have executed these presents as of the day and year first above written, but actually on October 22, 1972.

                                        DALLAS-FORT WORTH REGIONAL
                                        AIRPORT BOARD



                                        By /s/   THOMAS M. SULLIVAN
                                           ------------------------------------
                                                 Executive Director

ATTEST:

/s/      DEAN MOORE
- ---------------------------------------
      Staff Secretary


APPROVED:

/s/     LEE E. HOLT
- ---------------------------------------
    Legal Counsel to Board


                                        AMERICAN AIRLINES, INC.

                                        By /s/   G. E. OVERBECK
                                           ------------------------------------
                                              Senior Vice-President

ATTEST:

/s/    H. WAYNE WILE
- ---------------------------------------
       Secretary

THE STATE OF TEXAS
COUNTY OF TARRANT

         BEFORE ME, the undersigned authority in and for Tarrant County, Texas on this day personally appeared Thomas M. Sullivan and Dean Moore, of the Dallas-Fort Worth Regional Airport Board, each known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be, respectively, Executive Director and Staff Secretary of the Dallas-Fort Worth Regional Airport Board, and each acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated, and as the act and deed of said Board.

         GIVEN UNDER MY HAND and seal of office, this the 2nd day of October, 1972.

                                  /s/    FRANCES D. MOORE
                                  ----------------------------------------
                                  Notary Public in and for Tarrant County,
                                  Texas




THE STATE OF NEW YORK
COUNTY OF NEW YORK

         BEFORE ME, the undersigned authority in and for New York County, New York on this day personally appeared Gene E. Overbeck and H. Wayne Wile, each known to me to be respectively, Senior Vice President and Secretary, American Airlines, Inc., a Delaware corporation, and each acknowledged to me that he executed the same for the purpose and consideration therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND and seal of office, this the 28th day of September, 1972.


                                  /s/    GALE KAY WALL
                                  ----------------------------------------------
                                  Notary Public in and for New York County,
                                  New York

                                                                       CONFORMED

                                                         Airport Board Agreement
                                                               Number 23201-E-S1


================================================================================





                         AMERICAN AIRLINES SUPPLEMENTAL
                          SPECIAL FACILITIES AGREEMENT

                                _______________

                                 BY AND BETWEEN

                  THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD

                                      and

                            AMERICAN AIRLINES, INC.

                                _______________


              (including provisions for net rent and ground rent)


                                _______________



                          Dated as of February 1, 1973





================================================================================

THE STATE OF TEXAS )           AMERICAN AIRLINES SUPPLEMENTAL
COUNTY OF TARRANT  )           SPECIAL FACILITIES AGREEMENT


         THIS AMERICAN AIRLINES SUPPLEMENTAL SPECIAL FACILITIES AGREEMENT HEREIN CALLED THIS OR THE "SUPPLEMENTAL FACILITIES AGREEMENT"), MADE AND ENTERED INTO AS OF THE 1ST DAY OF FEBRUARY, 1973, BY AND BETWEEN THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD (HEREINAFTER CALLED THE "BOARD"), ON THE ONE HAND, BEING THE DULY AND LAWFULLY CONSTITUTED AND OPERATING BOARD OF DIRECTORS OF THE DALLAS-FORTH WORTH REGIONAL AIRPORT (HEREINAFTER CALLED THE "AIRPORT"), BELONGING TO THE CITIES OF DALLAS AND FORT WORTH, TEXAS (HEREINAFTER CALL THE "CITIES"), AND AMERICAN AIRLINES, INC., A DELAWARE CORPORATION (HEREINAFTER CALLED "LESSEE"), ON THE OTHER HAND;


                            W I T N E S S E T H:

         WHEREAS, heretofore, the Board and the Lessee executed and delivered a certain case agreement entitled "American Airlines Special Facilities Lease Agreement" (hereinafter called the "Facilities Agreement"), the same being dated as of October 1, 1972, and pursuant to the terms of which the Board initially leased to the Lessee and confirmed the prior lease of certain lands therein described as the "Leased Lands" and additionally granted to the Lessee in Section 4.1 thereof the right and option to lease additional lands in said section described as Areas A and B (hereinafter called the "Option Tracts"), upon the exercise of which said Tracts will be included as a part of the Leased Lands and subject to the terms thereof and to the ground rentals payable with respect thereto; and

         WHEREAS, additionally pursuant to the Facilities Agreement, the Cities, acting pursuant thereto and as requested by the Board, authorized, among other things, the construction of certain facilities therein described as the "Catering Facilities" upon the tract of land therein described as Tract 1 of the Leased Lands, and further authorized the fabrication and installation of certain passenger service facilities on land theretofore leased from the Board, the financing of all of such facilities having been accomplished pursuant to concurrent ordinance (the "1972 American Bond Ordinance") of the City of Dallas bearing number 13810 and of the City of Fort Worth bearing number 6727; and

         WHEREAS, the Board has agreed to make certain acquisitions, additions, extensions, improvements and modifications to or of the Special Facilities, as therein defined, such additions, extensions and improvements being herein defined as the "Combination Freight and Maintenance Facilities," and the Board has further agreed to request the Cities to issue "Additional Bonds" therefor, upon and subject to the terms specified in the 1972 American Bond Ordinance, and the Lessee has agreed that upon the issuance of said bonds the "Net Rent" payable under the Facilities Agreement shall automatically be increased in the amounts required by the terms of the ordinance authorizing the same; and

         WHEREAS, the Lessee and the Board accordingly desire hereby to evidence their agreement (a) that the Lessee exercise its option to lease the Option Tracts under and subject to the Facilities Agreement and to this Supplemental Facilities Agreement; (b) that the Board cause to be constructed, fabricated, equipped and installed upon the Option Tracts a project of additional Special Facilities consisting of the Combination Freight and Maintenance Facilities; (c) that the Lessee authorize and approve the issuance of $6,300,000 in special facility revenue bonds for such purpose, the same to constitute "Additional Bonds" within the meaning of the Facilities Agreement and the

1972 American Bond Ordinance; and (d) that the term of the Facilities Agreement be amended and more specifically specified in the manner herein provided;

         "NOW, THEREFORE, the Board and the Lessee, for and in consideration of the rents reserved in the Facilities Agreement and herein confirmed, reserved and increased, and the covenants and agreements herein contained, hereby covenant and agree as follows, to-wit:

                                   ARTICLE I
                     DEFINITIONS, THE FACILITIES AGREEMENT

        Section 1.1 Definitions. (a) All words and terms used herein which constituted defined terms and words in the Facilities Agreement shall have the same meanings and definitions as are contained therefor in the Facilities Agreement, except where the same words and terms are expressly defined otherwise herein, and such defined words and terms are incorporated herein for all purposes.

         (b) In addition to the defined terms specified in the preambles hereto and to those referred to in the paragraph (a), next above, the following words and terms for the purposes of this Supplemental Facilities Agreement and of the Facilities Agreement with respect to matters herein contained supplemental thereto and amendatory thereof, shall have the following meanings, respectively, unless the context shall clearly appear otherwise, to-wit:

                 (i) "1973 Additional Bond" means the bond herein approved and authorized to be issued for the purpose of financing the Costs of the Combination Freight and Maintenance Facilities, the same to be entitled "Dallas-Fort Worth Regional Airport American Special Facilities Revenue Bonds, Series 1973";

                 (ii) "Combination Freight and Maintenance Facilities" means the properties, facilities, structures and equipment for the maintenance, upkeep, repair and storage of aircraft, vehicles and related equipment, together with air cargo and freight structures, handling equipment and conveyances, all to be acquired, constructed, fabricated, and installed on or as a part of the Option Tracts;

                 (iii) "Completion Date as to the Combination Freight and Maintenance Facilities" means the date upon which said facilities are constructed, substantially completed and ready for occupancy, as established by a certificate of the Board's Deputy Executive Director, Engineering, specifying such date;

                 (iv) "Costs of the Combination Freight and Maintenance Facilities" means all of the items of cost and expense included within the definition of Costs of the Special Facilities in Section 1.1 (j) of the Facilities Agreement;

                 (v) "Starting Date as to the Combination Freight and Maintenance Facilities" means ninety (90) days after written notice has been received by Lessee from the Executive Director of the Board that the Federal Aviation Administration (or other Federal agency succeeding to its jurisdiction) has officially certified that the Airport is operational or ninety (90) days after the Completion Date, whichever is later.

        Section 1.2. The Facilities Agreement. This Supplemental Facilities Agreement is intended to and shall be supplemental to the Facilities Agreement, and all matters included herein are subject to the terms of and shall be controlled and governed by the Facilities Agreement where not expressly provided for herein, and, without limiting the generality of the foregoing, in applying the terms and provisions of the Facilities Agreement to the matters included herein, it is hereby expressly provided (a) that the Options Tracts shall be and constitute a part of the Leased Lands and the Leased Premises;
(b) that the Combination Freight and Maintenance Facilities shall be and constitute a part of the Special Facilities; and (c) that the 1973 Additional Bonds shall be "Additional Bonds" within the meaning of that term contained in the Facilities Agreement and the 1972

American Bond Ordinance, and the same shall be and constitute Special Facility Bonds issued under the authority reserved to the Cities in the 1968 Concurrent Bond Ordinance.

                                   ARTICLE II
                 THE OPTION TRACTS, POSSESSION QUIET ENJOYMENT

        SECTION 2.1. EXERCISE OF OPTION, WAIVER OF FORMALITIES. The Lessee hereby exercises its right and option, reserved in Section 4.1 of the Facilities Agreement, to lease the Option Tracts under and subject to the terms and provisions thereof, and the parties jointly do hereby agree to and do waive all formalities and notices required in connection therewith, and the Board, accordingly, in consideration of the rents herein and in the Facilities Agreement reserved, hereby demises and leases to Lessee, and Lessee hereby takes from the Board the Option Tracts and the Combination Freight and Maintenance Facilities, upon and subject to the terms and provisions of the Facilities Agreement and this Supplemental Facilities Agreement and for the term therein provided as herein amended.

        Section 2.2. Delivery and Acceptance of Possession. The Board shall promptly notify the Lessee of the establishment of the Completion Date as to the Combination Freight and Maintenance Facilities and the Lessee shall have the exclusive right to possess, occupy and use the Option Tracts and said facilities on and after that date and throughout the remainder of the term of the Facilities Agreement as amended by this Supplemental Facilities Agreement.

        Section 2.3. Quiet Enjoyment and Use. Unless a default has occurred, and upon and subject to the other terms and provisions hereof and of the Facilities Agreement, following the Starting Date as to the Combination Freight and Maintenance Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment thereof and of the Option Tracts for any or all of the following combined purposes, to-wit:

                 (a) for all primary and incidental purposes (including the training of personnel) related to the repair, upkeep, maintenance, overhaul and storage of aircraft and aircraft parts, systems, assemblies and equipment, and vehicles and vehicular equipment, parts and assemblies; and

                 (b) for all primary and incidental purposes relating to the gathering, receiving, collecting, storage, delivery, dispatching and shipment of property, freight and cargo, including all lawful forms of goods and merchandise, by air and ground transportation systems and for the training of personnel engaged in these activities; and

                 (c) for any other incidental, reasonable and appropriate activities which are not in violation of or prohibited by the Board's reasonable rules and regulations.

         It is further provided that the Board reserves the right to designate areas not to exceed twenty (20) feet in width along the periphery of the Option Tracts (but not along the line where the Option Tracts abut) for use and to be maintained as landscape areas.

        Section 2.4. Ingress and Egress.

                 (a) The Lessee and its officers, employees, invitees, guests, and suppliers of materials and furnishers of services, shall have the right of ingress and egress between the Option Tracts and any public street or roadway outside the Airport by means of the roadways leading to and from the Airport, and between the passenger enplaning and deplaning complex within the Airport and said tracts of Leased Land, and such other points as may be designated by the Executive Director of the Board, all of the same to be used in common with others having rights of passage within the Airport, all without any further or additional fees or charges except entrance booths at the

         Airport and other than the rent described herein and in the Facilities Agreement. The use of such roadways shall be subject to the reasonable rules and regulations of the Board now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport.

                 (b) The Board may, at any time, temporarily or permanently close or consent to or request the closing of any such roadway and any other area at the Airport presently or hereafter used as such, so long as a reasonably equivalent means of ingress and egress, as provided above, remains available to Lessee. Lessee hereby releases and discharges the Board, its successors and assigns, of and from any and all claims, demands or causes or action Lessee may have against the Board by reason of the exercise of any of the powers reserved to the Board under this subsection.


                                  ARTICLE III
                             GROUND RENT, NET RENT

        Section 3.1. Ground Rent.

                 (a) The Lessee, under the terms and provisions of the PSF Agreement and the Facilities Agreement, has heretofore agreed and obligated itself (along with others in certain instances) to pay a "ground rental" (as that term is defined in the 1968 Concurrent Bond Ordinance) for its rights in and uses of the Terminal Tract and Tract I of the Leased Lands. Accordingly, no additional Ground Rent is or shall be herein required on account of the Terminal Tract and Tract I of the Leased Lands and the development, construction, fabrication or installation of the Passenger Service Facilities and the Catering Facilities thereon. The provisions of this Section 3.1 relating to "Ground Rent" shall, therefore, relate solely to the Option Tracts as a part of the Leased Lands. This subsection (a), however, shall in no manner reduce or alter Lessee's obligation to pay Ground Rent or Net Rent in the full amount stated in Sections 5.1 and 5.2 of the Facilities Agreement.

                 (b) For the purposes of determining the rental payable with respect to the Option Tracts to which this Section 3.1 applies, as aforesaid, and where used elsewhere in this Supplemental Facilities Agreement, the following definitions and terms, in addition to other definitions contained in this Supplemental Facilities Agreement and the Facilities Agreement shall apply and have the following meanings, to-wit:

                      (i) "Airport Services" has the same meaning applied to
                 that term in Section 5.1 of the Facilities Agreement.

                      (ii) "Airport Services Costs" has the same meaning applied to that term in Section 5.1 of the Facilities Agreement.

                      (iii) "Base Period" means the period from the Starting
                 Date as to the Combination Freight and Maintenance Facilities through the next succeeding 30th day of September, which is the closing day of the Board's fiscal year.

                      (iv) "Contract Costs" has the same meaning applied to that term in Section 5.1 of the Facilities Agreement.

                      (v) "Ground Rent" means the Preliminary Ground Rent
                 computed in accordance with paragraphs (i) and (ii) of subsection (c), next below, such amounts being payable for the use and occupancy of the Option Tracts and shall be in addition to the payments of Net Rent and other costs under this Supplemental Facilities Agreement.

                      (iv) "Total Developed Acreage on the Airport" has the same meaning applied to that term in Section 5.1 of the Facilities Agreement.

                 (c) The Lessee hereby agrees to pay to the Board from the Starting Date as to the Combination Freight and Maintenance Facilities and through the term of the Facilities Agreement, as amended by this Supplemental Facilities Agreement, a Preliminary Ground Rent, as adjusted to the Actual Ground Rent, for the use and occupancy of the Option Tracts, the specific amounts thereof to be determined in accordance with the following provisions and principles and to be paid at the following times and in the following amounts, to-wit:

                     (i) Preliminary Ground Rent During The Base Period -- The
                 Lessee shall pay a Preliminary Ground Rent during the Base Period calculated on the basis of a rate of $3,064.00 per acre per annum for land comprising the Option Tracts, such Preliminary Ground Rent to be paid in equal monthly installments during the Base Period, the first installment to be paid on the Starting Date as to the Combination Freight and Maintenance Facilities and thereafter on the first day of each month during the Base Period. For historical reference of the parties hereto, said rate was determined in accordance with the following formula, to-wit:


                            A=$16,854,000   Airport Services Costs projected on
                                            the date of this Supplemental
                                            Facilities Agreement to be incurred
                                            or due and owing by the Board
                                            during the first twelve (12) months
                                            of operation of the Airport.
                 A
                 - = C      B=5,500         Total Developed Acreage on the
                 B                          Airport projected for the Starting
                                            Date as to the Combination Freight
                                            and Maintenance Facilities.

                            C=$3,064.00     Rate per acre per annum applied to
                                            land comprising the Option Tracts in
                                            computing Preliminary Ground Rent
                                            for the Base Period.


                     (ii) Preliminary Ground Rent During Each Six-Month Period
                 After Base Period -- Not less than ten (10) days prior to the close of the Base Period, and not less than ten (10) days prior to the close of each succeeding six (6) month period after the Base Period, the Board shall compute a Preliminary Ground Rent to be paid during the succeeding six (6) month period and shall notify the Lessee of the amount thereof. On the first day of such succeeding period and on the first day of each month during such period, the Lessee, subject to any rental credits carried forward under the provisions of paragraph (iii), next below, shall pay one sixth (1/6th) of the amount thus stated, as Preliminary Ground Rent for such period. The amount of the Preliminary Ground Rent for each such six (6) month period shall be determined in accordance with the following formula, to-wit:

                                      A  =  Estimated Airport Service Costs
                                            projected to be incurred during the
                                            next succeeding six (6) month
                                            period.
                 A
                 - x C = D            B  =  Total Developed Acreage on the
                 B                          Airport projected for the first day
                                            of the next succeeding six (6)
                                            month period.

                                      C  =  The number of acres of land
                                            comprising the Option Tracts at the
                                            time of computation.

                                      D  =  Preliminary Ground Rent payable
                                            during the next succeeding six (6)
                                            month period.

                     (iii) Actual Ground Rent for Preceding Period -- At the
                 close of each six (6) month period thereafter the Board shall compute and ascertain the amount of Actual Ground Rent payable by the Lessee for the respective period then closed. Such computations shall be made and determined in accordance with the following formula, to-wit:

                                      A  =  Actual Airport Service Costs
                                            incurred during the period just
                                            closed.

                                      B  =  The average number of the Total
                 A                          Developed Acreage on the Airport
                 - x C = D                  during the period just closed.
                 B
                                      C  =  The average number of acres of land
                                            comprising the Option Tracts during
                                            the period just closed.

                                      D  =  Actual Ground Rent payable for the
                                            period just closed.

                 Upon making such computations, the Board shall notify the Lessee of the result thereof. If the resulting Actual Ground Rent shall be greater than the Preliminary Ground Rent paid during the Base Period or other period to which the adjustment relates, then the Preliminary Ground Rent for such period was deficient, and if such computation shall be for a period ending on any September 30, then the Lessee shall remit to the Board an amount equal to such difference within five (5) days from the receipt of notice thereof; however, if such computation (reflecting a deficiency) shall be for a period ending on any March 31, then such deficiency shall be spread in equal installments over the remainder of the six (6) month period then in effect and the monthly installment of Preliminary Ground Rent for such period (as required by paragraph (ii), next above), shall be automatically increased and invoiced accordingly. If such computations reflect that the resulting Actual Ground Rent is less than the amount of the Preliminary Ground Rent actually paid by the Lessee during the period to which the adjustment relates, then the amount of the overpayment shall be credited against the Preliminary Ground Rent installments next due under paragraph (ii), next above, until such credit has been exhausted.

                 (d) For the purposes of computing Ground Rent as to those tracts of land leased initially under the Facilities Agreement, and the PSF Agreement, the Option Tracts shall not be considered as a part of the Leased Lands thereunder.

                 (e) All estimates and projections required in the making of the computations and determinations contemplated by subsection (c), next above, shall be made by the Board and shall be reasonable and made in the light of the latest data available or reasonably obtainable by the Board.

                 (f) If the Starting Date as to the Combination Freight and Maintenance Facilities commences on a date other than the first day of a month or the term of the Facilities Agreement as amended hereby expires or is terminated on a date other than the last day of a month, the Ground Rent payable for the part of the month during which rent is due shall be computed by prorating the monthly Ground Rent installment on a daily basis, and Ground Rent shall be paid only for the portion of the month for which due.

        Section 3.2. Net Rent

                 (a) The Lessee hereby expressly covenants, acknowledges and agrees that the 1973 Additional Bonds constitute "Additional Bonds" under and subject to the terms and provisions of the Facilities Agreement and are issued under, pursuant to and in compliance with the 1972 American Bond Ordinance. Accordingly, the Net Rent payable under the terms of Section 5.2 of the Facilities Agreement is hereby expressly made applicable to the 1973 Additional Bonds, and the Net Rent payable initially with respect to the Series 1972 Bonds shall be and is hereby expressly increased to the amount required by Section
         5.2 of the Facilities Agreement and by the 1972 American Bond Ordinance in the event of the issuance of Additional Bonds thereunder and in compliance therewith, and said Section 5.2 in its entirety is hereby expressly confirmed and incorporated herein.

                 (b) The parties hereto expressly acknowledge, recite, covenant and agree that this Supplemental Facilities Agreement is and shall constitute the written instrument required by Section 8.2(c) of the 1972 American Bond Ordinance as a pre-requisite to the issuance of Additional Bonds thereunder, and this Section 3.2 is included in response thereto.

        Section 3.3. 1968 Concurrent Bond Ordinance; Other Costs. This Supplemental Facilities Agreement is expressly subject at all times to the terms, provisions, conditions and requirements of the 1968 Concurrent Bond Ordinance, and as contemplated and required thereby, the Net Rent payable under
Section 3.2, above, is intended to be and shall be a net return to the Board, and accordingly, in addition to the payment of the Ground Rent and the Net Rent, the Lessee hereby agrees to pay all operation and maintenance expenses applicable to the Combination Freight and Maintenance Facilities, including, without limitation, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the leasehold interest of the Lessee in and to the Leased Premises, any and all lawful excise or other type of taxes imposed on or in respect of such properties, and the expenses of upkeep thereof of every [ILLEGIBLE COPY] and character, including the repair or ordinary restoration thereof. No charges, fees or tolls, other than herein expressly provided for and other than the regular charges imposed at entrance control booths at the Airport, if used, shall be charged or [ILLEGIBLE COPY] by the Board from the Lessee, its agents and employees, or its suppliers of materials or furnishers of service, for the use of any of the Leased Premises or the exercise of any of the rights, licenses, services and privileges expressed in or implied by this Supplemental Facilities Agreement.

        Section 3.4  Place of Payments, Use of Funds, Delinquencies.

                 (a) All payments of Ground Rent and Net Rent required under or by reason of this Supplemental Facilities Agreement shall be paid, used and applied in the manner, at the place and for the purposes stated in
         Section 5.4 of the Facilities Agreement with respect to Ground Rent and Net Rent initially payable thereunder.

                 (b) Subsection (b) of Section 5.4 of the Facilities Agreement is hereby incorporated herein for all purposes and is hereby expressly made applicable to the rentals payable hereunder.

                                   ARTICLE IV
   FINANCING AND CONSTRUCTION OF COMBINED FREIGHT AND MAINTENANCE FACILITIES

        Section 4.1.  1973 Additional Bonds.

                 (a) The Costs of the Combination Freight and Maintenance Facilities shall be paid with the proceeds from the sale of the 1973 Additional Bonds.

                 (b) The Board has prepared and the Lessee hereby approves the form and substance of the ordinance authorizing the 1973 Additional Bonds, which said approval shall be evidenced by the execution of a separate approval executed by any officer of the Lessee, and such approval shall be with and shall have the effect stated, recited and contained in Section 10.5 of the Facilities Agreement.

                 (c) Subject to the receipt of the proceeds from the sale of the 1973 Additional Bonds and the continuing adequacy and availability of said proceeds for the purpose, the Board will cause the Combination Freight and Maintenance Facilities to be constructed, fabricated, installed and equipped on the Option Tracts in accordance with plans and specifications therefor prepared and approved in the manner provided in Section 4.2 hereof.

        Section 4.2. Plans and Specifications, Approvals, Construction Charges, Contracts. As provided in Section 10.5 of the Facilities Agreement, Sections
3.2 and 3.3 thereof shall apply to the development and construction of the Combination Freight and Maintenance Facilities to the same extent as those sections applied to the Initial Special Facilities.

                                  ARTICLE V
                                MISCELLANEOUS

        Section 5.1. Revision of Term of Facilities Agreement. Section 4.1(a) of the Facilities Agreement is hereby revised and amended so as to provide that the term thereof and of this Supplemental Facilities Agreement shall expire on December 31, 2009.

        Section 5.2. Incorporated Provisions. It is hereby expressly understood and agreed that all terms and provisions of the Facilities Agreement are incorporated herein for all purposes, and all rights, privileges and obligations of the respective parties hereto and thereof are hereby made applicable to the Combination Freight and Maintenance Facilities to the same extent there made applicable to the Initial Special Facilities thereunder, except that to the extent any provisions contained herein are or may be inconsistent with the provisions of the Facilities Agreement, the Facilities Agreement is hereby expressly amended to conform with the provisions hereof and to authorize, confirm and ratify the transactions herein contained.

        Section 5.3. Representations By The Board. The Board makes the following representations as the basis for the undertakings on its part herein contained:

                 (a) The Board is the duly and lawfully created, existing and organized Board of Directors of the Airport, having the power to enter into the transaction contemplated by this Supplemental Facilities Agreement and to carry out its obligations hereunder, and by proper action the Board has been duly authorized to execute and deliver this Supplemental Facilities Agreement; and

                 (b) The Board is not in default in any of its covenants or obligations contained in the Facilities Agreement.

        Section 5.4. Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings herein contained:

                 (a) It is a corporation duly incorporated under the laws of the State recited aforesaid; is in good standing under its Certificate of Incorporation or Charter and the laws of said State; is duly authorized to do business in the State of Texas; has the power to enter into this Supplemental Facilities Agreement without violating the terms of any other agreement to which it may be a party; and by proper corporate action has been duly authorized to execute and deliver this Supplemental Facilities Agreement;

                 (b) It will occupy and possess the Leased Premises, including expressly those facilities financed hereunder as a part of the American Special Facilities, on behalf of the Cities and the Board for the public purposes of the Airport and for which the same are being acquired or constructed and are to be operated hereunder, subject to the control and jurisdiction of the Board and the Cities in accordance with the term hereof.

                 (c) It is not in default in any of its covenants or obligations contained in the Facilities Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written but actually on February 6, 1973.

                                               DALLAS-FORT WORTH REGIONAL
                                               AIRPORT BOARD
(SEAL)
                                               By    /s/ THOMAS M. SULLIVAN
                                                 ------------------------------
                                                       Executive Director

ATTEST:

        /s/ DEAN MOORE
- -------------------------------
       Staff Secretary

APPROVED:

      /s/ CHARLES C. WELLS
- -------------------------------
    Legal Counsel to Board


                                               AMERICAN AIRLINES, INC.

                                               By     /s/ GENE E. OVERBECK
                                                 ------------------------------
                                                      Senior Vice-President

ATTEST:

      /s/ H. WAYNE WILE
- -------------------------------
         Secretary

(SEAL)

THE STATE OF TEXAS
COUNTY OF TARRANT

     BEFORE ME, the undersigned authority in and for Tarrant County, Texas, on this day personally appeared Thomas M. Sullivan and Dean Moore, each known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be, respectively, Executive Director and Staff Secretary of the Dallas-Fort Worth Regional Airport Board, and each acknowledged to me that he executed the same for the purposes and considerations therein expressed and in the capacity therein stated, and as the act and deed of said Board.


     GIVEN UNDER MY HAND and seal of office, this the 6th day of February, 1973.



                                               /s/ FRANCES D. MOORE
                                ------------------------------------------------
                                 Notary Public in and for Tarrant County, Texas



THE STATE OF NEW YORK
COUNTY OF NEW YORK

     BEFORE ME, the undersigned authority in and for New York County, New York, on this day personally appeared Gene E. Overbeck and H. Wayne Wile, each known to me to be respectively, Senior Vice President and Secretary of American Airlines, Inc., a Delaware corporation, and each acknowledged to me that he executed the same for the purposes and consideration therein stated, and as the act and deed of said corporation.

     GIVEN UNDER MY HAND and seal of office, this the 8th day of February, 1973.


                                              /s/ GALE KAY WALL
                                ------------------------------------------------
                                 Notary Public in and for New York County, New
                                    York

                                                                EXECUTED
                                                         AIRPORT BOARD AGREEMENT
                                                            NUMBER 23201-E-S2

================================================================================


                           AMERICAN AIRLINES SECOND
                             SUPPLEMENTAL SPECIAL
                             FACILITIES AGREEMENT


                              -----------------

                                 By and Between

                  THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD

                                      and

                            AMERICAN AIRLINES, INC.

                              -----------------

              (including provisions for net rent and ground rent)

                              -----------------

                          Dated as of December 1, 1978





================================================================================

THE STATE OF TEXAS)               AMERICAN AIRLINES SECOND SUPPLEMENTAL
COUNTY OF TARRANT )               SPECIAL FACILITIES AGREEMENT

THIS AMERICAN AIRLINES SECOND SUPPLEMENTAL SPECIAL FACILITIES AGREEMENT (HEREIN CALLED THIS OR THE "SECOND SUPPLEMENTAL FACILITIES AGREEMENT"), MADE AND ENTERED INTO AS OF THE 1ST DAY OF DECEMBER, 1978, BY AND BETWEEN THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD (HEREINAFTER CALLED THE "BOARD"), ON THE ONE HAND, BEING THE DULY AND LAWFULLY CONSTITUTED AND OPERATING BOARD OF DIRECTORS OF THE DALLAS-FORT WORTH REGIONAL AIRPORT (HEREINAFTER CALLED THE "AIRPORT"), BELONGING TO THE CITIES OF DALLAS AND FORT WORTH, TEXAS (HEREINAFTER CALLED THE "CITIES"), AND AMERICAN AIRLINES, INC., A DELAWARE CORPORATION (HEREINAFTER CALLED "LESSEE"), ON THE OTHER HAND;

                                   WITNESSETH

         WHEREAS, heretofore, the Board and the Lessee executed and delivered a certain lease agreement entitled "American Airlines Special Facilities Lease Agreement" (hereinafter called the "Facilities Agreement"), the same being dated as of October 1, 1972, and pursuant to the terms of which the Board initially leased to the Lessee and confirmed the prior lease of certain lands therein described as the "Leased Lands"; and

         WHEREAS, pursuant to the Facilities Agreement, the Cities, as requested by the Board, authorized, among other things, the construction of certain facilities therein described as the "Catering Facilities" upon the tract of land therein described as Tract 1 of the Leased Lands, and further authorized the fabrication and installation of certain passenger service facilities on land theretofore leased from the Board, the financing of all of such facilities having been accomplished pursuant to concurrent ordinance (the "1972 American Bond Ordinance") of the City of Dallas bearing number 13810 and of the City of Fort Worth bearing number 6727; and

         WHEREAS, subsequently, as of February 1, 1973, the Board and the Lessee executed and delivered a certain supplemental lease agreement entitled "American Airlines Supplemental Special Facilities Agreement" (hereinafter called the "First Supplemental Facilities Agreement") and the Board therein leased to Lessee certain additional lands and therein agreed to make certain acquisitions, additions, extensions, improvements and modifications to or of the "Special Facilities," as defined in the Facilities Agreement, said facilities being therein defined as the "Combination Freight and Maintenance Facilities"; and

         WHEREAS, pursuant to the First Supplemental Facilities Agreement, the Cities, as requested by the Board, authorized the financing of said improvements by the issuance of additional bonds pursuant to the terms of an additional concurrent ordinance (the "1973 American Bond Ordinance") of the City of Dallas bearing number 13978 and the City of Fort Worth bearing number 6790; and

         WHEREAS, the Board has determined it appropriate and desirable to purchase certain airport properties from the City of Fort Worth, and to make certain other acquisitions, additions, extensions, improvements and modifications to or of the Special Facilities, as defined in the Facilities Agreement, all of the same (hereinafter defined as the "Additional Special Facilities") to constitute Special Facilities of and at the Airport, the same to consist of, among others, American's "Flight Administration, Reservations and Training Complex," certain "Passenger Service Facilities" to be constructed at Terminal 3E at the Airport, and certain improvements to be made at the Combination Freight and Maintenance Facilities aforesaid; and

         WHEREAS, all of the Additional Special Facilities, when completed, will constitute a part of the Airport's total systems functionally related and subordinate thereto and to the needs or convenience of the general public, including the Lessee as a common carrier serving the public at the Airport, the same to be leased to Lessee hereunder and under the Facilities Agreement, as supplemented; and

         WHEREAS, the Board has determined it appropriate and necessary to pay for the costs of the Additional Special Facilities by the issuance of "Additional Bonds" therefor, upon and subject to the terms specified in the 1972 American Bond Ordinance, and the Lessee has agreed that upon the issuance of said bonds the "Net Rent" payable under the Facilities Agreement, as heretofore and hereby supplemented, shall automatically be increased in the amounts required by the 1972 American bond Ordinance; and

         WHEREAS, the Lessee and the Board accordingly desire hereby to evidence their agreement (a) that the Board will purchase and provide the Additional Special Facilities and that the Lessee will lease the same under and subject to the Facilities Agreement, to this Second Supplemental Facilities Agreement and to certain other agreements described herein; (b) that the Lessee authorize and approve the issuance of $147,000,000 of special facility revenue bonds (herein defined as the "1979 Additional Bonds") for such purpose, the same to constitute "Additional Bonds" within the meaning of the Facilities Agreement, the 1972 American Bond Ordinance and the 1973 American Bond Ordinance; (c) that the Facilities Agreement be further supplemented in the manner herein provided; and (d) that the ordinance authorizing the 1979 Additional Bonds (said ordinance being herein called the "1979 American Bond Ordinance") is approved by the parties; and

         WHEREAS, the Board and the Lessee have previously entered into a certain "Passenger Service Special Facilities Agreement" (hereinafter called the "PSF Agreement"), dated as of April 1, 1972, and a certain "Airport Use Agreement", dated as of January 1, 1974, as amended (hereinafter called the "Use Agreement");

         NOW, THEREFORE, the Board, for the respective terms herein specified, and for and in consideration of the rents herein and in the Facilities Agreement, the First Supplemental Facilities Agreement, the PSF Agreement and the Use Agreement reserved, and of the covenants and agreements herein contained, has demised and leased, and does by these presents demise and lease to Lessee, and the Lessee has agreed to take and does hereby take from the Board, the Additional Special Facilities and the land designated, respectively, as Tract 1, Tract 2, Tract 3 and Tract 4 on Exhibit 1 attached hereto and incorporated herein, and described by metes and bounds on the composite survey attached hereto as Exhibit 2 and incorporated herein, upon and subject to the following terms, provisions, covenants and considerations, and the parties hereby covenant and agree as follows, to-wit:

                                   ARTICLE I

                     DEFINITIONS, THE FACILITIES AGREEMENT

         Section 1.1 Definitions. (a) All words and terms used herein which constitute defined terms and words in the Facilities Agreement and the First Supplemental Facilities Agreement (this Second Supplemental Facilities Agreement and the First Supplemental Facilities Agreement being hereinafter together called the "Supplemental Facilities Agreements") shall have the same meanings and definitions as are contained therefor in said agreements, except where the same words and terms are expressly defined otherwise herein, and such defined words and terms are incorporated herein for all purposes.

         (b) In addition to the defined terms specified in the preambles hereto and to those referred to in paragraph (a), next above, the following words and terms for the purposes of the Supplement Facilities Agreements and of the Facilities Agreement with respect to matters herein contained supplemental thereto, shall have the following meanings, respectively, unless the context shall clearly appear otherwise, to-wit:

                 (i)      "1979 Additional Bonds" means the bonds
         herein approved and authorized to be issued for the purpose of financing the Costs of the Additional Special Facilities, the same to be entitled "Dallas-Fort Worth Regional Airport American Special Facilities Revenue bonds, Series 1979";

                 (ii) "Additional Special Facilities" means the flight Administration, Reservations and Training Complex, the Passenger Service Facilities, and the Maintenance Facilities;

                 (iii) "Completion Date," with reference to the Flight Administration Center, the Flight Reservations Center, the Maintenance Facilities and the Passenger Service Facilities, means the respective date upon which each of said facilities, respectively, is constructed, substantially completed and ready for occupancy, as established by a certificate of the Board's Director of Planning and Engineering, specifying such date;

                 (iv) "Cost of the Additional Special Facilities" include all of the items of cost included within the definition of "Costs of the Special Facilities" in subsection 1.1(j) of the Facilities Agreement, including any costs for community facilities payable by the board under the applicable ordinances, rules and regulations of the City of Fort Worth, and including the purchase prices and acquisition costs of any land and existing improvements comprising a part of the Flight Administration, Reservations and Training Complex.

                 (v)      "Flight Administration, Reservations and
         Training Complex" means and includes the following properties, to-wit:

                          (a) the structures, properties, facilities, furnishings and equipment comprising the "Flight Training Center," consisting of the facilities known as the "American Flight Academy" and the "American Training Center," the same being situated on the land designated as Tract 1 on Exhibit 1 attached hereto, and including all training, recreational and similar facilities now or hereafter constructed, installed and operated on said Tract 1; and

                          (b) the structures, properties, facilities, furnishings and equipment comprising the "Flight Reservations Center," to be acquired, constructed, fabricated and installed on or as a part of the land designated as Tract 3 on Exhibit 1 attached hereto: and

                          (c) the structures, properties, facilities, furnishings and equipment comprising the "Flight
                 Administration Center" to be acquired, constructed, fabricated and installed on or as a part of the land designated as Tracts 2 and 4 on Exhibit 1 attached hereto; and

                          (d) a flight computer center and a central heating and cooling plant to be constructed as a part of the Additional Special Facilities, together with any and all other structures, properties, facilities, furnishings and equipment ever hereafter acquired, constructed, fabricated and installed on or as a part of said Tracts 1, 2, 3 or 4.

                 (vi) "Maintenance Facilities" means the additional properties, structures, facilities, furnishings and equipment to be financed with a part of the proceeds of the 1979 Additional Bonds and to be made to the Combination Freight and Maintenance Facilities;

                 (vii) "Passenger Service Facilities" means the additional properties, facilities, structures and equipment financed with a part of the proceeds of the 1979 Additional Bonds and located upon the land defined in the PSF Agreement and the Use Agreement as the Terminal Tract, the same to consist generally of equipment, fixtures, furnishings and appurtenances of the following types, to wit: passenger moving and baggage and cargo handling equipment, conveyances and structures; floor, ceiling, wall coverings and interior partitions; electrical and plumbing fixtures, outlets, fixed equipment and utilities in or as a part of or adjacent to the terminal structure, all of which are or will be situated on the Terminal Tract, aircraft loading bridges and ways connected or affixed to the terminal structure, including alternate airside stairways;

                 (viii)   "Starting Date" means --

                                  (A)      with respect to the Flight Training
                 Center, the date of delivery of title to the land and improvements comprising said Tract 1 to the Board by the City of Fort Worth, Texas; and

                                  (B)      with respect to the Flight
                 Reservations Center, the Flight Administration Center, the Passenger Service Facilities and the Maintenance Facilities, ninety (90) days after the Completion Date, for each of said facilities, or the date of occupancy thereof by the Lessee, whichever is earlier.

         Section 1.2. The Facilities Agreement. This Second Supplemental Facilities Agreement, together with the First Supplemental Facilities
Agreement, is intended to and shall be supplemental to the Facilities
Agreement, and all matters included herein are subject to the terms of and shall be controlled and governed by the Facilities Agreement, and where applicable by the First Supplemental Facilities Agreement, where not expressly provided for herein, and, without limiting the generality of the foregoing, in applying the terms and provisions of the Facilities Agreement and the First Supplemental Facilities Agreement to the matters included herein. It is hereby expressly provided (a) that the tracts of land designated and described on the Exhibits hereto (said tracts of land being hereinafter called, respectively, "Tract 1," "Tract 2," "Tract 3," and "Tract 4") shall be and constitute a part of the Leased Lands and the Leased Premises; (b) that the Additional Special
Facilities shall be and constitute a part of the Special Facilities; and (c) that the 1979 Additional Bonds shall be "Additional Bonds" within the meaning of that term contained in the Facilities Agreement and the 1972 American Bond Ordinance, and the same shall be and constitute Special Facility Bonds issued under the authority reserved to the Cities in the 1968 Concurrent Bond Ordinance.

                                   ARTICLE II

                      TERMS, POSSESSION, QUIET ENJOYMENT

         Section 2.1. Effective Date, Terms, Option. (a) This Second Supplemental Facilities Agreement shall become effective upon the execution and delivery hereof by the Board and the Lessee. The rights of use and occupancy granted herein shall commence --

                 (i) as to the Flight Training Center, on the Starting Date as to that facility; and

                 (ii) as to the Flight Administration Center, the Flight Reservations Center, the Passenger Service Facilities and the Maintenance Facilities, the respective Starting Dates as to each of said properties;

and, subject to the other provisions hereof, said respective terms shall expire --

                 (A) as to Tract 1, on the date of forty (40) years from the Starting Date as to the Flight Training Center; and

                 (B) as to Tracts 2, 3 and 4, on the date of the expiration of the maximum term permitted by law, but not exceeding forty (40) years from the Starting Date of the latter of the Flight Administration Center and the Flight Reservations Center as to which the Starting Date has occurred.

                 (C) as to the Passenger Service Facilities, on the date of the expiration of the term as to the Terminal Tract as specified in the PSF Agreement and the Use Agreement; and

                 (D) as to the Maintenance Facilities, on the date of the expiration of the term a to the Combination Freight and Maintenance Facility as specified in the Facilities Agreement, as supplemented by the First Supplemental Facilities Agreement.

         (b) Lessee shall have the option to extend the term, as to the Flight Administration, Reservations and Training Complex, as specified in subsection (a), next above, for up to four additional periods of five (5) years each, under the same terms and conditions as herein set forth, except that the rentals and charges for each such period shall be subject to mutual agreement between the Board and the Lessee. Lessee may exercise each such option by written notice to the Board given not later than six (6) months prior to the expiration of the initial or any current extended period, as the case may be.

         Section 2.2. Delivery and Acceptance of Possession. The Board shall promptly notify the Lessee of the establishment of the Starting Date as to the Flight Training Center and of the establishment of the respective Completion Dates as to the remaining Additional Special Facilities and the Lessee shall have the exclusive right to possess, occupy and use the Additional Special Facilities and applicable land on and after each such respective date and throughout the remainder of the applicable terms as specified herein.

         Section 2.3. Quiet Enjoyment and Use. Unless a default has occurred, and upon and subject to the other terms and provisions hereof and of the Facilities Agreement, and where applicable the First Supplemental Facilities Agreement, the PSF Agreement and the Use Agreement, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Additional Special Facilities and the land related thereto and leased hereunder in accordance with the following, to-wit;

                 (a) Following each respective Starting Date as to the Additional Special Facilities comprising the Flight Administration, Reservations and Training Complex, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of such Additional Special Facilities and Tracts 1,2,3 and 4 for all primary and incidental purposes related to the general operations of the Lessee as a common carrier serving the general public from, into and at the Airport and connecting with other Airports served by the Lessee, including (i) the training of persons who are to be involved in flight-related activities by commercial air carriers and others, cockpit crew training, the training of flight attendants, aircraft repair specialists, passenger service and reservation personnel, (ii) the development, storage, dissemination and use of computerized information and programming relating to Lessee's flight, passenger reservation and operational activities, including flight scheduling and recruiting, passenger reservation data, communication facilities and activities, aircraft availability, repair, scheduling, fueling and loading data and information, and (iii) the execution and administration of all of Lessee's flight activities, flight services, terminal services, maintenance and cargo services at the Airport and at other airports served by the Lessee, and including the administration and executive needs and accounting for the activities of the Flight Reservations Center and the Flight Training Center.

                 (b) Following the Starting Date as to the Passenger Service Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Passenger Service Facilities (expressly including the Terminal Tract presently granted to Lessee under the PSF Agreement and the Use Agreement) to the same extent and under and subject to the same terms and conditions as are provided in the PSF Agreement and the Use Agreement for similar facilities provided in connection therewith and located upon the Terminal Tract thereunder, the same to be utilized for the same purposes therein permitted and provided.

                 (c) Following the Starting Date as to the Maintenance Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Maintenance Facilities to the same extent and under and subject to the same terms and conditions as are provided in the Facilities Agreement as supplemented and amended by the Supplemental Facilities Agreements for the Combination Freight and Maintenance Facility, the same to be utilized for the same purposes therein permitted and provided.

Section 2.4  Ingress and Egress.

         (a) The Lessee and its officers, employees, invitees, guests, and suppliers of materials and furnishers of services, shall have the right of ingress and egress between the Flight Administration, Reservations and Training Complex and any public street or roadway outside the Airport by means of the roadways leading to and from the Airport, and between the passenger enplaning and deplaning complex within the Airport and said tracts of Leased Land, and such other points as may be designated by the Executive Director of the Board, all of the same to be used in common with others having rights of passage within the Airport, all without any further or additional fees or charges except entrance booths at the Airport and other than the rent described in the Supplemental Facilities Agreements, the Facilities Agreement, the PSF Agreement and the Use Agreement.

The use of such roadways shall be subject to the reasonable rules and regulations of the Board now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport.

         (b) The Board may, at any time, temporarily or permanently close or consent to or request the closing of any such roadway which is subject to its governmental jurisdiction, and any other area at the Airport presently or hereafter used as such, so long as a reasonably equivalent means of ingress and egress, as provided above, remains available to Lessee. Lessee hereby releases and discharges the board, its successors and assigns, of and from any and all claims, demands or causes of action Lessee may have against the Board by reason of the exercise of any of the powers reserved to the Board under this subsection.

                                  ARTICLE III

                             GROUND RENT, NET RENT

Section 3.1.  Ground Rent.

         (a) The Lessee, under the terms and provisions of the PSF Agreement, the Use Agreement, the Facilities Agreement and the First Supplemental Facilities Agreement has heretofore agreed and obligated itself (along with others in certain instances) to pay a "ground rental" (as that term is defined in the 1968 Concurrent Bond Ordinance) for its rights in and uses of the Terminal Tract and the land associated with the Combination Freight and Maintenance Facility. Accordingly, no additional Ground Rent is or shall be herein required on account of those lands, and the development, construction, fabrication or installation of the Passenger Service Facilities and the Maintenance Facilities thereon. The provisions of this Section 3.1 relating to "Ground Rent" shall, therefore, relate solely to the lands designated on
Exhibit 1 hereto as Tracts 1, 2, 3 and 4. This subsection (a), however, shall in no manner reduce or alter Lessee's obligation to pay Ground Rent or Net Rent in the full amount stated in the Facilities Agreement, the First Supplemental Facilities Agreement or said other agreements.

         (b) The Lessee hereby agrees to pay to the Board beginning on the first day of the first month after the Starting Date as to the Flight Training Center and on the first day of each month thereafter throughout the initial term of this Agreement as specified herein as to Tract 1, as Ground Rent for the use and occupancy of Tract 1, a monthly rental in the amount of $1,250.00, being the same ground rental presently being paid by Lessee under the terms of the "American Airlines Training Facilities Lease", rescinded pursuant to Section
5.1 hereof.

         (c) Subject to the optional method of payment granted to Lessee below, the Lessee agrees to pay to the Board from January 1, 1982, the estimated starting date as to the Flight Administration Center, and throughout the initial term of this Agreement as to Tracts 2, 3, and 4, for the use and occupancy of Tracts 2, 3 and 4, an annual Ground Rent in the amount of $75,000. It is provided, however, that the Lessee shall have the right to fully prepay the Ground Rent required by this sub-section (c) by contributing and conveying to the Board, free and clear of all encumbrances by, through, or under it, except for easements for utilities and public rights-of-way and alleys appearing of record, and without additional cost to the Board, all of the land comprising Tract 3. In the event the Lessee should elect to prepay such Ground Rent in the manner above provided, it shall notify the Board of such election not less than five (5) business days in advance of the date of proposed delivery of the 1979 Additional Bonds, as such date is specified in the Board's Contract of Purchase of said Bonds. If the Lessee elects to pay said Ground Rent when and as due and payable, then the Board agrees to pay the Lessee for said Tract 3 at said closing a purchase price therefor from the proceeds of the 1979 Additional Bonds in an amount mutually agreed upon, failing which the Lessee shall prepay said Ground Rent by conveying Tract 3 to the Board in the manner above provided.

         (d) It is acknowledged by the Lessee that the Board has executed a certain "Sale, Purchase and Continuing Services Agreement" with the City of Fort Worth, by which said City has agreed to perform certain continuing public services at the Flight Administration, Reservations and Training Complex, thus relieving the Board from any obligation to render such services to the Lessee and from the costs of rendering the same. In the event the Lessee shall request the Board to perform any part or all of such services through its own facilities and personnel or by means other than by said City under said agreement, then the Lessee hereby agrees to pay during the period of the initial term hereof as to Tracts 2, 3 and 4 during which such services are otherwise rendered by the Board an additional Ground Rent for the use and occupancy of said Tracts 2, 3 and 4 in an amount equal to the lesser of
(i) the actual out-of-pocket costs to the Board of providing the services requested plus 10% or (ii) a Ground Rent as to Tracts 2, 3 and 4 computed in accordance with the formula contained in Section 5.1(b) of the Facilities Agreement.

         (e) If the respective Starting Dates as to Tracts 2, 3 and 4, commence on a date other than the first day of a month or the terms granted hereunder, including the term granted as to Tract 1, or under the Facilities Agreement as amended expires or is terminated on a date other than the last day of a month, the ground rent payable for the part of the month during which rent is due shall be computed by prorating the monthly ground rent installment on a daily basis, and ground rent shall be paid only for the portion of the month for which due.

         Section 3.2      Net Rent

         (a) The Lessee hereby expressly covenants, acknowledges and agrees that the 1979 Additional Bonds constitute "Additional Bonds" under and subject to the terms and provisions of the Facilities Agreement and the First Supplemental Facilities Agreement, and are issued under, pursuant to and in compliance with the 1972 American Bond Ordinance and the 1973 American Bond Ordinance. Accordingly, the provisions of Section 5.2 of the Facilities Agreement are hereby expressly made applicable to the 1979 Additional Bonds, and the Net Rent payable initially with respect to the Series 1972 Bonds and the Series 1973 Bonds shall be and is hereby expressly increased to the amount required by Section 5.2 of the Facilities Agreement and by the 1972 American Bond Ordinance and by the Series 1973 American Bond Ordinance in the event of the issuance of Additional Bonds thereunder and in compliance therewith, and said Section 5.2 in its entirety is hereby expressly confirmed and incorporated herein.

         (b) The parties hereto expressly acknowledge, recite, covenant and agree that this Second Supplemental Facilities Agreement is and shall constitute the written instrument required by Section 8.2(c) of the 1972 American Bond Ordinance as a prerequisite to the issuance of Additional Bonds thereunder, and this Section 3.2 is included in response thereto.

         Section 3.3 1968 Concurrent Bond Ordinance; Other Costs. This Second Supplemental Facilities Agreement is expressly subject at all times to the terms, provisions, conditions and requirements of the 1968 Concurrent Bond Ordinance, and as contemplated and required thereby, the Net Rent payable under
Section 3.2, above, is intended to be and shall be a net return to the Board, and accordingly, in addition to the payment of the Ground Rent and the Net Rent, the Lessee hereby agrees to pay all operation and maintenance expenses applicable to the Additional Special Facilities, including, without limitation, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the leasehold interest of the Lessee in and to the Leased Premises, any and all lawful excise of other type of taxes imposed on or in respect of such properties, and the expenses of upkeep thereof of every kind and character, including the repair or ordinary restoration thereof. No charges, fees, or tolls, other than herein expressly provided for and other than the regular charges imposed at entrance control booths at the Airport, if used, shall be charged or collected by the Board from the Lessee, its agents and employees, or its suppliers of materials or furnishers of service, for the use of any of the Leased Premises or the exercise of any of the rights, licenses, services and privileges expressed in or implied by this Second Supplemental Facilities Agreement.

         Section 3.4      Place of Payments, Use of Funds, Delinquencies

         (a) All payments of Ground Rent and Net Rent required under or by reason of this Second Supplemental Facilities Agreement shall be paid, used and applied in the manner, at the place and for the purposes stated in Section 5.4 of the Facilities Agreement with respect to Ground Rent and Net Rent initially payable thereunder.

         (b) Subsection (b) of Section 5.4 of the Facilities Agreement is hereby incorporated herein for all purposes and is hereby expressly made applicable to the rentals payable hereunder.

                                   ARTICLE IV

          FINANCING AND CONSTRUCTION OF ADDITIONAL SPECIAL FACILITIES

         Section 4.1. 1979 Additional Bonds. (a) The Costs of the Additional Special Facilities shall be paid with the proceeds from the sale of the 1979 Additional Bonds.

         (b) The Board has prepared and the Lessee hereby approves the form and substance of the ordinance authorizing the 1979 Additional Bonds, which said approval shall be evidenced by the execution of a separate approval executed by any officer of the Lessee, and such approval shall be with and shall have the effect stated, recited and contained in Section 10.7 of the Facilities Agreement.

         (c) Subject to the receipt of the proceeds from the sale of the 1979 Additional Bonds and the continuing adequacy and availability of said proceeds for the purpose, the Board will cause the Additional Special Facilities to be constructed, fabricated, installed and equipped in accordance with plans and specifications therefor prepared and approved in the manner provided in Section 4.2 hereof.

         Section 4.2. Plans and Specifications, Approvals, Construction Charges, Contracts. Section 10.5 of the Facilities Agreement shall apply to the development and construction of the Additional Special Facilities; provided, however, that with respect to the Passenger Service Facilities, final plans and specifications shall be prepared by the Board based upon conceptual plans and specifications prepared by the Lessee.

                                   ARTICLE V

                                 MISCELLANEOUS

         Section 5.1. Rescission of Existing Lease. It is hereby agreed by the parties that the existing agreement, dated as of May 1, 1971, entitled "American Airlines Training Facilities Lease," between the Board (as the successor in interest to the City of Fort Worth, as original lessor), as lessor and the Lessee, as lessee, and relating to the properties comprising the Flight Training Center and Tract 1, is hereby mutually rescinded and declared to be null and void, except only with respect to the Lessee's obligation to pay "Debt Service Rental" under paragraphs (a), (b) and (c) of Section 3A thereof and subject to the credits provided in said Section. It is acknowledged by the Board, however, that pursuant to the terms and provisions of Article II of a certain "Sale, Purchase, and Continuing Services Agreement," dated as of December 1, 1978 between the Board and the City of Fort Worth, said City has obligated itself to pay when due, and in full not later than the earliest redemption date thereof, all principal, interest and redemption premiums owing on the bonds to which the aforesaid Debt Service Rental relates; and the Board hereby assigns to the Lessee, the right to seek enforcement of Article II of said Sale, Purchase and Continuing Services Agreement should for any reason said bonds be not paid as agreed; provided, however, such assignment shall not prevent the Board, acting alone, from enforcing said obligation of said City.

         Section 5.2.  Extraordinary Redemption of 1979 Additional Bonds.    It
is acknowledged and understood that the 1979 American Bond Ordinance will require the Board to redeem the outstanding 1979 Additional Bonds prior to maturity or other redemption date upon the happening of the extraordinary conditions described in subsection 3.4(c) of the 1979 American Bond Ordinance. The Board and the Lessee agree to take all legal and reasonable actions appropriate to the avoidance of any such mandatory redemption, failing which the following provisions shall apply, to-wit:

                 (a) In the event the Board is required by said subsection 3.4(c) to redeem the 1979 Additional Bonds on a date when there remains outstanding an aggregate total of fifty percent (50%) or more in principal amount of the 1979 Additional Bonds and of any future issue of other Additional or Completion Bonds issued to finance the completion of the Additional Special

         Facilities or the construction of other additional special facilities on Tracts 1, 2, 3 and/or 4, the Board shall give written notice to the Lessee at least ninety (90) days prior to the date upon which the 1979 Additional Bonds must be redeemed. Lessee shall provide the funds necessary to accomplish such redemption not later than five (5) business days prior to the redemption date and by one of the following methods, at the Lessee's option, to-wit:

                          (i)     by purchasing all of the properties
                 comprising the Flight Administration, Reservations and Training Complex, subject to the rights of the holders of any other said Additional or Completion Bonds at the time outstanding, for a purchase price equal to the amount necessary to redeem the then outstanding 1979 Additional Bonds, and, upon payment of such amount, the Board shall convey and transfer said properties to the Lessee free and clear of encumbrances by, through or under it, except for easements of record and for any rights of the holders of any such other Additional or Completion Bonds; after all of which, this Agreement shall be null and void insofar as it applies to the Flight Administration, Reservations and Training Complex; or

                          (ii) by continuing this Agreement and arranging with the Board to refinance the then outstanding 1979 Additional Bonds, in which event the respective terms prescribed herein for the Flight Administration, Reservations and Training Complex and the Net Rent provisions hereof shall be adjusted in such manner as is necessary to accommodate the terms and amortization requirements of such refinancing arrangement; or

                          (iii) by implementing another method of funding mutually approved by the parties in a timely manner, failing which, one of the above methods shall be implemented.

                 (b) In the event the Board is required by said subsection 3.4(c) to redeem the 1979 Additional Bonds on a date when there remains outstanding an aggregate total of less than fifty percent (50%) in principal amount of the 1979 Additional Bonds and of any future issues of other Additional or Completion Bonds issued to finance the completion of the Additional Special Facilities or the construction of other additional special facilities on Tracts 1, 2, 3 and/or 4, the Board shall give written notice to the Lessee at least ninety (90) days prior to the date upon which the 1979 Additional Bonds must be redeemed. Lessee shall provide the funds necessary to accomplish such redemption not later than five (5) business days prior to the redemption date and by one of the following methods, at the Lessee's option, to-wit:

                          (i) by providing the funds required for such purpose and continuing this Agreement in all respects, except that all Net Rent hereunder shall be treated as fully prepaid; or

                          (ii) by implementing the method described in subparagraph (ii) of paragraph (a), next above, or by the action permitted as required by subparagraph (iii) of said paragraph (a).

         Section 5.3. Incorporated Provisions. It is hereby expressly understood and agreed that all terms and provisions of the Facilities Agreement and the First Supplemental Facilities Agreement are incorporated herein for all purposes, and all rights, privileges and obligations of the respective parties hereto and thereof are hereby made applicable to the Flight Administration, Reservations and Training Complex to the same extent there made applicable to the Initial Special Facilities thereunder, except that to the extent any provisions contained herein are or may be inconsistent with the provisions of the Facilities Agreement and the First Supplemental Facilities Agreement said agreements are hereby expressly amended to conform with the provisions hereof and to authorize, confirm and ratify the transactions herein contained. Additionally, the Lessee hereby expressly agrees that this Agreement is subject to the terms and provisions of the 1972 American Bond Ordinance, the 1973 American Bond Ordinance and the 1979 American Bond Ordinance; and any provisions therein imposing any duty or obligation upon the Lessee shall be fully binding upon the Lessee to the same extent as if such provisions were expressly contained herein.

         Section 5.4. Insufficiency in Funds. In the event the proceeds from the sale of the 1979 Additional Bonds are insufficient to pay the Costs of the Additional Special Facilities in full,then the Lessee shall either (a) pay the amount of the insufficiency, or (b) amend the plans and specifications relating to the Additional Special Facilities so that the proceeds of the 1979 Additional Bonds will be sufficient to complete the Additional Special Facilities, or (c) request the issuance of Completion Bonds for that purpose, in which event the Board shall request the Cities to issue such Completion Bonds. However, no representation is made or assurance given or implied by the Board that the Cities will consent to the request of the Board, and the Cities are not required to issue any such Completion Bonds. In the event the Cities are unwilling for any reason to issue Completion Bonds, the Lessee shall either pay the amount of any such deficiency or amend the plans and specifications to produce the effect aforesaid. In the event of the issuance of such Completion Bonds, then the Net Rent payable under Section 3.2 hereof shall thereupon be automatically increased in accordance with the ordinance authorizing such Completion Bonds. It is provided, however, that such ordinance shall not be adopted until the Lessee has approved such ordinance, after the receipt of which approval the same shall be binding on Lessee. Such Completion Bonds shall be on a parity as to lien on "Pledged Revenues" (as defined in the 1972 American Bond Ordinance) with Series 1972 Bonds, the Series 1973 Bonds and the 1979 Additional Bonds and shall be issued as Special Facilities Bonds subject to and in accordance with the terms, conditions and provisions of the 1968 Concurrent Bond Ordinance and the 1972 American Bond Ordinance.

         Section 5.5. Representations By The Board. The Board makes the following representations as the basis for the undertakings on its part herein contained:

                 (a) The Board is the duly and lawfully created, existing and organized Board of Directors of the Airport, having the power to enter into the transaction contemplated by this Second Supplemental Facilities Agreement and to carry out its obligations hereunder, and by proper action the Board has been duly authorized to execute and deliver this Second Supplemental Facilities Agreement; and

                 (b) The Board is not in default in any of its covenants or obligations contained in the Facilities Agreement or the First Supplemental Facilities Agreement.

         Section 5.6. Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings herein contained.

                 (a) It is a corporation duly incorporated under the laws of the State recited aforesaid; is in good standing under its Certificate of Incorporation or Charter and the laws of said State; is duly authorized to do business in the State of Texas; has the power to enter into this Second Supplemental Facilities Agreement without violating the terms of any other agreement to which it may be a party; and by proper corporate action has been duly authorized to execute and deliver this Second Supplemental Facilities Agreement; and

                 (b) It will occupy and possess the Leased Premises, including expressly those facilities financed hereunder as a part of the American Special Facilities on behalf of the Cities and the Board for the public purposes of the Airport and for which the same are being acquired or constructed and are to be operated hereunder, subject to the control and jurisdiction of the Board and the Cities in accordance with the terms hereof.

                 (c) It is not in default in any of its covenants or obligations contained in the Facilities Agreement or the First Supplemental Facilities Agreement.

         Section 5.7. Acquisition of Tracts 1, 2, 3 and 4. It is hereby acknowledged and agreed that Tract 1 is to be purchased from the City of Fort Worth pursuant to the terms of a certain "Sale, Purchase and Continuing Services Agreement," between the Board and said City dated as of December 1, 1978, concurrently with the delivery of the 1979 Additional Bonds; that Tract 2 shall be purchased by the Board from the Lessee concurrently with the delivery of the 1979 Additional Bonds for a purchase price equal to the acquisition costs thereof by the Lessee; that Tract 3 shall be acquired by the Board from the Lessee, either by purchase or in prepayment of Ground Rent as elsewhere herein provided, concurrently with the delivery of the 1979 Additional Bonds; and that Tract 4 is presently owned by Lessee subject to certain encumbrances which will be removed by Lessee not later than March 1, 1979, and will be purchased by the Board from the Lessee on or before March 30, 1979, for a purchase price equal to the acquisition costs thereof to the Lessee. The Board and Lessee hereby further agree that the provisions hereof relating to said respective Tracts shall become operational as to each on the respective dates upon which title to the same is acquired by the Board. Lessee agrees that it will, upon the respective dates above specified as to Tract 2, 3 and 4, and upon receipt of payment therefor except with respect to Tract 3 should Lessee elect or be required to prepay Ground Rent, (as aforesaid), deliver and convey to the Board good, sufficient and marketable title to Tracts 2, 3 and 4, free and clear of all encumbrances, except easements for public rights-of-way and utilities appearing of record, under general warranty by Lessee, except as to Tract 3 in the event Ground Rent is prepaid in which case the conveyance will be by special warranty from Lessee, and in all events subject to such further title requirements as may be required by the Board's Contract of Purchase of the 1979 Additional Bonds. It is provided, however, that lessee, at any time prior to the conveyance of Tracts 2 and/or 4 to the Board, is authorized to convey a single tract of land, not exceeding five (5) acres, out of Tracts 2 and/or 4 to the City of Fort Worth for the purpose of the construction of the fire station required by it pursuant to the aforesaid Sale, Purchase and Continuing Services Agreement in which event the tract conveyed to the City of Fort Worth shall not be included within the land leased hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written but actually on December 5, 1978.

                                           DALLAS-FORT WORTH REGIONAL
(SEAL)                                     AIRPORT BOARD

ATTEST:



     /s/ BARBARA HOLLIS                      By  /s/ ERNEST E. DEAN
- -----------------------------------          ----------------------------------
        Staff Secretary                            Executive Director

APPROVED:

      /s/ CHARLES C. WELLS
- -----------------------------------
      Legal Counsel to Board

                                           AMERICAN AIRLINES, INC.
ATTEST:

   /s/ ROBERT C. DINEISTEIN                  By /s/ DAVID J. LLOYD JONES
- -----------------------------------          ----------------------------------
            Secretary                               Senior Vice President

THE STATE OF TEXAS
COUNTY OF DALLAS

         BEFORE ME, the undersigned authority in and for Dallas County, Texas, on this day personally appeared Earnest E. Dean and Barbara Hollis, each known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be, respectively, Executive Director and Staff Secretary of the Dallas-Fort Worth Regional Airport Board, and each acknowledged to me that the same was executed for the purposes and considerations therein expressed and in the capacity therein stated, and as the act and deed of said Board.

         GIVEN UNDER MY HAND and seal of office, this     day of December,
1978.


                          -----------------------------------------------
                          Notary Public in and for Dallas County, Texas


THE STATE OF NEW YORK
COUNTY OF NEW YORK

         BEFORE ME, the undersigned authority in and for New York County, New York, on this day personally appeared (D. J. Lloyd Jones) and (R. Dineistein), each known to me to be respectively, Senior Vice President and Secretary of American Airlines, Inc., a Delaware corporation, and each acknowledged to me that he executed the same for the purposes and consideration therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND and seal of office, this the 3 day of December, 1978.

                             /s/  GALE KAY WALL
                             --------------------------------------------------
                             Notary Public in and for New York County, New York


                                                    GALE KAY WALL
                                          Notary Public, State of New York
                                                   No. 31-9509200
                                            Qualified in New York County
                                         Commission Expires March 30, 1980

                                    [MAP]






- --------------------------------------------------------------------------------
                             DALLAS - FORT WORTH
                   [SEAL]     REGIONAL AIRPORT
                                   BOARD

                                                      AIRPORT BOARD AGREEMENT
                                                            NUMBER 23201-E-S3
===============================================================================


                           AMERICAN AIRLINES THIRD
                            SUPPLEMENTAL SPECIAL
                            FACILITIES AGREEMENT





                  -----------------------------------------

                               BY AND BETWEEN

                THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD

                                     AND

                           AMERICAN AIRLINES, INC.

                 ------------------------------------------

             (including provisions for net rent and ground rent)

                 ------------------------------------------

                        DATED AS OF DECEMBER 1, 1983




================================================================================

THE STATE OF TEXAS)               AMERICAN AIRLINES THIRD SUPPLEMENTAL
COUNTY OF TARRANT )                    SPECIAL FACILITIES AGREEMENT

         THIS AMERICAN AIRLINES THIRD SUPPLEMENTAL SPECIAL FACILITIES
AGREEMENT (HEREIN CALLED THIS OR THE "THIRD SUPPLEMENTAL FACILITIES AGREEMENT"), MADE AND ENTERED INTO AS OF THE 1ST DAY OF DECEMBER, 1983, BY AND BETWEEN THE DALLAS-FORT WORTH REGIONAL AIRPORT BOARD (HEREINAFTER CALLED THE "BOARD"),
BEING THE DULY AND LAWFULLY CONSTITUTED AND OPERATING BOARD OF DIRECTORS OF THE DALLAS-FORT WORTH REGIONAL AIRPORT (HEREINAFTER CALLED THE "AIRPORT"),
BELONGING TO THE CITIES OF DALLAS AND FORT WORTH, TEXAS (HEREINAFTER CALLED THE "CITIES"), AND AMERICAN AIRLINES, INC., A DELAWARE CORPORATION (HEREINAFTER CALLED "LESSEE");

                              W I T N E S S E T H

         WHEREAS, heretofore, the Board and the Lessee executed and delivered a certain lease agreement entitled "American Airlines Special Facilities Lease Agreement" (hereinafter called the "Facilities Agreement"), the same being dated as of October 1, 1972, and pursuant to the terms of which the Board initially leased to the Lessee and confirmed the prior lease of certain lands therein described as the "Leased Lands"; and

         WHEREAS, pursuant to the Facilities Agreement, the Cities, as requested by the Board, authorized, among other things, the construction of certain facilities therein described as the "Catering Facilities" upon the tract of land therein described as Tract 1 of the Leased Lands, and further authorized the fabrication and installation of certain passenger service facilities on land theretofore leased from the Board, the financing of all of such facilities having been accomplished pursuant to concurrent ordinance (the "1972 American Bond Ordinance") of the City of Dallas bearing number 13810 and of the City of Fort Worth bearing number 6727; and

         WHEREAS, subsequently, as of February 1, 1973, the Board and the Lessee executed and delivered a certain supplemental lease agreement entitled "American Airlines Supplemental Special Facilities Agreement" (hereinafter called the "First Supplemental Facilities Agreement") and the Board therein leased to Lessee certain additional lands and therein agreed to make certain acquisitions, additions, extensions, improvements and modifications to or of the "Special Facilities," as defined in the Facilities Agreement, said facilities being therein defined as the "Combination Freight and Maintenance Facilities"; and

         WHEREAS, pursuant to the First Supplemental Facilities Agreement, the Cities, as requested by the Board, authorized the financing of said improvements by the issuance of additional bonds pursuant to the terms of an additional concurrent ordinance (the "1973 American Bond Ordinance") of the City of Dallas bearing number 13978 and of the City of Fort Worth bearing number 6790; and

         WHEREAS, subsequently, as of December 1, 1978, the Board and the Lessee executed and delivered a certain supplemental lease agreement entitled "American Airlines Second Supplemental Special Facilities Agreement" (hereinafter called the "Second Supplemental Facilities Agreement") and the Board therein leased to Lessee certain lands and therein agreed to make certain acquisitions, additions, extensions, improvements and modifications to or of certain additional special facilities constituting the "Flight Administration, Reservations and Training Complex," the "Passenger Service Facilities," and the "Maintenance Facilities," all as defined in the Second Supplemental Facilities Agreement; and

         WHEREAS, pursuant to the Second Supplemental Facilities Agreement, the Cities, as requested by the Board, authorized the financing of said improvements by the issuance of additional bonds pursuant to the terms of an additional concurrent ordinance (the "1979 American Bond Ordinance") of the City of Dallas bearing number 16034 and the City of Fort Worth bearing number 7853; and

         WHEREAS, the Board has determined it appropriate and desirable to lease to Lessee certain additional lands and to make certain other acquisitions, additions, extensions, improvements and modifications to or of the Special Facilities, as defined in the Facilities Agreement, all of the same (hereinafter defined as the "Additional Special Facilities") to constitute Special Facilities of an at the Airport, the same to consist of, among others, certain improvements to American's "Flight Administration, Reservations and Training Complex," certain "Passenger Service Facilities" to be constructed at Terminal 2E and Terminal 3E at the Airport, certain improvements to the "Combination Freight and Maintenance Facilities," certain parking improvements and extensions (the "Parking Facilities"), and certain improvements and extensions to the "Catering Facilities"; and

         WHEREAS, all of the Additional Special Facilities, when completed, will constitute a part of the Airport's total systems and other facilities functionally related and subordinate thereto and as such will be necessary to the needs or convenience of the general public, including the Lessee as a common carrier serving the public at the Airport, the same to be leased to Lessee hereunder and under the Facilities Agreement, as heretofore and herein supplemented; and

         WHEREAS, the Board has determined it appropriate and necessary to pay for the costs of the Additional Special Facilities by the issuance of "Special Facility Bonds" therefor, upon and subject to the terms specified in the "1983 American Airlines Special Facilities Bond Ordinance" (as hereinafter defined), which bonds are not additional bonds under the 1972 American Bond Ordinance, but are separately and solely secured as provided in the 1983 American Airlines Special Facilities Bond Ordinance, and the Lessee has agreed that upon the issuance of said bonds the "Net Rent" payable under the Facilities Agreement, as heretofore and hereby supplemented, shall automatically be increased in the amounts required by the 1983 American Airlines Special Facilities Bond Ordinance; and

         WHEREAS, the Lessee and the Board accordingly desire hereby to evidence their agreement (a) that the Board will purchase and provide the Additional Special Facilities and that the Lessee will lease the same under and subject to the Facilities Agreement, to this Third Supplemental Facilities Agreement and to certain other agreements described herein; (b) that the Lessee authorize and approve the issuance of $56,000,000 in principal amount of special facility revenue bonds (herein defined as the "1983 Bonds") for such purpose; (c) that the Facilities Agreement be further supplemented in the manner herein provided; and (d) that the ordinance authorizing the 1983 Bonds (said ordinance being herein called the "1983 American Airlines Special Facilities Bond Ordinance") is approved by the Parties; and

         WHEREAS, the Board and the Lessee have previously entered into (i) a certain "Passenger Service Special Facilities Agreement" (hereinafter called the "PSF Agreement"), dated as of April 1, 1972; (ii) a certain "Airport Use Agreement", dated as of January 1, 1974, as amended (hereinafter called the "Use Agreement"); (iii) a certain agreement dated as of May 1, 1983, relating to certain hangar and maintenance facilities (the "Maintenance Lease"); and
(iv) a certain agreement dated as of December 1, 1983, relating to certain parking facilities (the "Parking Agreement");

         NOW, THEREFORE, the Board, for the respective terms herein specified, and for and in consideration of the rents herein and in the Facilities Agreement, the First Supplemental Facilities Agreement, the Second Supplemental Facilities Agreement, the PSF Agreement, the Use Agreement, the Maintenance Lease, and the Parking Agreement reserved, and of the covenants and agreements herein contained, has demised and leased, and does by these presents demise and lease to Lessee, and the Lessee has agreed to take and does hereby take from the Board, the Additional Special Facilities and the land designated, respectively, as Tract "D" 6-W on Exhibit 1 attached hereto (the "Flight Kitchen Tract") and incorporated herein, upon and subject to the following terms, provisions, covenants and considerations, and the parties hereby covenant and agree as follows, to-wit:





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
                                   ARTICLE I

                     DEFINITIONS, THE FACILITIES AGREEMENT

         Section 1.11 Definitions. (a) All words and terms used herein which constitute defined terms and words in the 1983 American Airlines
Special Facilities Bond Ordinance, the Facilities Agreement, the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement (this Third Supplemental Facilities Agreement, the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement being hereinafter together called the "Supplemental Facilities Agreements"), or the preambles of this Third Supplemental Agreement shall have the same meanings and definitions as are contained therefor in said agreements, except where the same words and terms are expressly defined otherwise herein, and such defined words and terms are incorporated herein for all purposes.

         (b) In addition to the defined terms specified in the preambles hereto and to those referred to in paragraph (a), next above, the following words and terms for the purposes of the Supplemental Facilities Agreements and of the Facilities Agreement with respect to matters herein contained supplemental thereto, shall have the following meanings, respectively, unless the context shall clearly appear otherwise, to-wit:

                 (i) "1983 Bonds" means the bonds herein approved and authorized to be issued for the purpose of financing the costs of the Additional Special Facilities, the same to be entitled "Dallas-Fort Worth Regional Airport American Airlines Special Facilities Revenue Bonds, Series 1983";

                 (ii) "Additional Special Facilities" means the Training Facilities, the Passenger Service Facilities, the Catering Facilities, the Parking Facilities and the Maintenance Facilities;

                 (iii) "Catering Facilities" means the properties, structures, facilities and equipment for the operation, maintenance, upkeep and repair of certain catering and inflight kitchen facilities to be acquired, constructed, fabricated and installed on or as a part of the Leased Land described in Exhibit 1 hereto, together with the improvements to "Catering Facilities" identified in the Facilities Agreement, all to be financed with a part of the proceeds of the 1983 Bonds.

                 (iv) "Completion Date," with reference to the Flight Administration Center, the Flight Reservations Center, the Maintenance Facilities, the Catering Facilities, the Parking Facilities, and the Passenger Service Facilities, means the respective date upon which each of said facilities, respectively, is constructed, substantially completed and ready for occupancy, as established by a certificate of the Board's Director of Planning and Engineering, specifying such date;

                 (v) "Costs of the Additional Special Facilities" include all of the items of cost included within the definition of "Costs of the Special Facilities" in subsection 1.1(j) of the Facilities Agreement;

                 (vi) "Maintenance Facilities" means the additional properties, structures, facilities, furnishings and equipment to be financed with a part of the proceeds of the 1983 Bonds constituting improvements and extensions to be made to the Combination Freight and Maintenance Facilities and to the hangar and maintenance facilities now being leased under the Maintenance Lease;

                 (vii) "Parking Facilities" means the additional properties, structures, facilities, furnishings and equipment to be financed with a part of the proceeds of the 1983 Bonds constituting certain improvements and extensions to the 4W Remote Reduced Rate Parking facility pursuant to the Parking Agreement;

                 (viii) "Passenger Service Facilities" means the additional properties, facilities, structures and equipment financed with a part of the proceeds of the 1983 Bonds and located upon the land defined in the PSF Agreement and the Use Agreement as the Terminal Tract, the same to consist generally of equipment, fixtures, furnishings and appurtenances of the following types,





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
         to-wit: passenger moving and baggage and cargo handling equipment, conveyances and structures; floor, ceiling, wall coverings and interior partitions; electrical and plumbing fixtures, outlets, fixed equipment and utilities in or as a part of or adjacent to the terminal structure, all of which are or will be situated on the Terminal Tract, aircraft loading bridges and ways connected or affixed to the terminal structure, including alternate airside stairways;

                 (ix) "Starting Date" means with respect to the Catering Facilities, the Parking Facilities, the Training Facilities, the Passenger Service Facilities and the Maintenance Facilities, ninety (90) days after the Completion Date, for each of said facilities, or the date of occupancy thereof by the Lessee, whichever is earlier; and

                 (x) "Training Facilities" means the additional properties, structures, facilities, furnishings and equipment comprising a DC-9 flight simulator and related properties, to constitute a part of the "Flight Administration, Reservations and Training Complex."

         Section 1.2. The Facilities Agreement. This Third Supplemental Facilities Agreement, together with the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement, is intended to and shall be supplemental to the Facilities Agreement, and all matters included herein are subject to the terms of and shall be controlled and governed by the Facilities Agreement, and where applicable by the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement, where not expressly provided for herein, and, without limiting the generality of the foregoing, in applying the terms and provisions of the Facilities Agreement, the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement, to the matters included herein, it is hereby expressly provided (a) that the tract of land designated and described on the Exhibit 1 hereto shall be and constitute a part of the Leased Lands and the Leased Premises; (b) that the Additional Special Facilities shall be and constitute a part of the Special Facilities; and (c) that the 1983 Bonds shall not be "Additional Bonds" within the meaning of that term contained in the Facilities Agreement, but shall be separately and solely secured by the Net Rent payable under this Third Supplemental Facilities Agreement and other moneys pledged therefor in the 1983 American Airlines Special Facilities Bond Ordinance and shall not be on a parity with the bonds issued pursuant to the 1972 American Bond Ordinance, the 1973 American Bond Ordinance, and the 1979 American Bond Ordinance, but the same shall be and constitute separately secured "Special Facility Bonds" issued under the authority reserved to the Cities in the 1968 Concurrent Bond Ordinance and in
Section 2.1(h) of the 1972 Bond Ordinance.


                                   ARTICLE II

                       TERMS, POSSESSION, QUIET ENJOYMENT

         Section 2.1. Effective Date, Terms, Option. This Third Supplemental Facilities Agreement shall become effective upon the execution and delivery hereof by the Board and the Lessee, and the rights of use and occupancy granted herein with respect to each component of the Additional Special Facilities shall commence on the Starting Date as to each such component and, subject to the other provisions hereof, said respective terms shall expire --

                 (A)      as to the Catering Facilities, on December 31, 2009;
         and

                 (B) as to the Passenger Service Facilities, on the date of the expiration of the term as to the Terminal Tract as specified in the PSF Agreement and the Use Agreement.

                 (C) as to the Maintenance Facilities, on the date of the expiration of the term as to the Combination Freight and Maintenance Facility as specified in the Facilities Agreement, as supplemented by the First Supplemental Facilities Agreement or the Maintenance Lease, as applicable;

                 (D) as to the Training Facilities, on the date of expiration of the term as to the Flight Training Center as specified in the Second Supplemental Facilities Agreement, including any extensions as provided therein; and

                 (E) as to the Parking Facilities, on the date of expiration of the term as to the Parking Facilities as specified in the Parking Agreement, including any extensions as provided therein.

         Section 2.2. Delivery and Acceptance of Possession. The Board shall promptly notify the Lessee of the establishment of the respective Completion Dates as to the Additional Special Facilities and the Lessee shall have the exclusive right to possess, occupy and use the Additional Special Facilities and applicable land on and after each such respective date and throughout the remainder of the applicable terms as specified herein.

         Section 2.3. Quiet Enjoyment and Use. Unless a default has occurred, and upon and subject to the other terms and provisions hereof and of the Facilities Agreement, and where applicable the First Supplemental Facilities Agreement, the Second Supplemental Facilities Agreement, the Maintenance Lease, the Parking Agreement, the PSF Agreement and the Use Agreement, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Additional Special Facilities and the land related thereto and leased hereunder in accordance with the following, to-wit:

                 (a) Following the Starting Date as to the Training Facilities comprising a part of the Flight Administration, Reservations and Training Complex, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of such Training Facilities for all primary and incidental purposes related to the general operations of the Lessee as a common carrier serving the general public from, into and at the Airport and connecting with other Airports served by the Lessee, including the training of persons who are to be involved in flight-related activities by commercial air carriers and others, cockpit crew training, the training of flight attendants, aircraft repair specialists, passenger service and reservation personnel.

                 (b) Following the Starting Date as to the Passenger Service Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Passenger Service Facilities (expressly including the Terminal Tract presently granted to Lessee under the PSF Agreement and the Use Agreement) to the same extent and under and subject to the same terms and conditions as are provided in the PSF Agreement and the Use Agreement for similar facilities provided in connection therewith and located upon the Terminal Tract thereunder, the same to be utilized for the same purposes therein permitted and provided.

                 (c) Following the Starting Date as to the Maintenance Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Maintenance Facilities to the same extent and under and subject to the same terms and conditions as are provided in the Facilities Agreement as supplemented and amended by the Supplemental Facilities Agreements for the Combination Freight and Maintenance Facility, and to the same extent and under and subject to the same terms and conditions as provided in the Maintenance Lease, as applicable, the same to be utilized for the same purposes therein permitted and provided.

                 (d) Following the Starting Date as to the Catering Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Catering Facilities to the same extent and under and subject to the same terms and conditions as are provided in the Facilities Agreement as supplemented and amended by the Supplemental Facilities Agreement for the Catering Facilities, the same to be utilized for the same purposes therein permitted and provided.

                 (e) Following the Starting Date as to the Parking Facilities, the Lessee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Parking Facilities (expressly including the land leased under the Parking Agreement) to the same extent and under and subject to the same terms and conditions as are provided in the Parking Agreement, the same to be utilized for the same purposes therein permitted and provided.





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
Section 2.4.  Ingress and Egress

         (a) The Lessee and its officers, employees, invitees, guests, and suppliers of materials and furnishers of services, shall have the right of ingress and egress between the Flight Administration, Reservations and Training Complex and any public street or roadway outside the Airport by means of the roadways leading to and from the Airport, and between the passenger enplaning and deplaning complex within the Airport and said tracts of Leased Land, and such other points as may be designated by the Executive Director of the Board, all of the same to be used in common with others having rights of passage within the Airport, all without any further or additional fees or charges except entrance booths at the Airport and other than the rent described in the Supplemental Facilities Agreements, the Facilities Agreement, the Maintenance Lease, the Parking Agreement, the PSF Agreement and the Use Agreement. The use of such roadways shall be subject to the reasonable rules and regulations of the Board now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport.

         (b) The Board may, at any time, temporarily or permanently close or consent to or request the closing of any such roadway which is subject to its governmental jurisdiction, and any other area at the Airport presently or hereafter used as such, so long as a reasonably equivalent means of ingress and egress, as provided above, remains available to Lessee. Lessee hereby releases and discharges the Board, its successors and assigns, of and from any and all claims, demands or causes of action Lessee may have against the Board by reason of the exercise of any of the powers reserved to the Board under this subsection.

                                  ARTICLE III

                             GROUND RENT, NET RENT

Section 3.1.  Ground Rent

         (a) The Lessee, under the terms and provisions of the PSF Agreement, the Use Agreement, the Maintenance Lease, the Parking Agreement, the Facilities Agreement, the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement has heretofore agreed and obligated itself (along with others in certain instances) to pay a "ground rental" (as that term is defined in the 1968 Concurrent Bond Ordinance) for its rights in and uses of the Terminal Tract and the land associated with the Combination Freight and Maintenance Facility, the Flight Training Center, the Catering Facilities, and the Parking Facilities. Accordingly, no additional Ground Rent is or shall be herein required on account of those lands, and the development, construction, fabrication or installation of the Additional Special Facilities
other than the Catering Facilities.   This subsection (a), however, shall in no
manner reduce or alter Lessee's obligation to pay Ground Rent or Net Rent in the full amount stated in the Facilities Agreement, the First Supplemental Facilities Agreement, the Second Supplemental Facilities Agreement or said other agreements.

         (b) The Lessee hereby agrees to pay to the Board from the Starting Date and throughout the term of this Agreement a Preliminary Ground Rent, as adjusted to the Actual Ground Rent, for the use and occupancy of the Flight Kitchen Tract, the specific amounts thereof to be determined in accordance with the following provisions and principles and to be paid at the following times and in the following amounts, to wit:

                 (i) Preliminary Ground Rent -- The Lessee shall pay a Preliminary Ground Rent during the remainder of the first fiscal year (October 1-September 30) of the lease calculated on the basis of a rate of $9,000 per acre annum for land comprising the Flight Kitchen Tract, such Preliminary Ground Rent to be paid in equal monthly payments during the remainder of the first fiscal year, the first payment to be paid on the Starting Date and thereafter on the first day of





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
         each month during the remainder of the first fiscal year. For historical reference of the parties hereto, said rate was determined in accordance with the following formula, to-wit:

                                  A =      Airport Services Costs projected on
           A                               the date of this Agreement to be
           -  =  C                         incurred or due and owing by the
           B                               Board during the first year of the
                                           lease.

                                  B =      Total Developed Acreage on the
                                           Airport projected for the Starting
                                           Date.

                                  C =      Rate per acre per annum applied to
                                           land comprising the Flight Kitchen
                                           Tract under this Agreement in
                                           computing Preliminary Ground Rent
                                           for the first fiscal year.

                 (ii) Actual Ground Rent for Preceding Year -- At the close of the fiscal year (each September 30), the Board shall compute and ascertain the amount of Actual Ground rent payable by the Lessee for the respective year, then closed. Such computation shall be made and determined in accordance with the following formula, to-wit:

                                  A =      actual Airport Services Costs
                                           incurred during the period just
                                           closed

                                  B =      the average number of the Total
            A                              Developed Acreage on the Airport
            -  x  C = D                    during the year just closed
            B
                                  C =      the average number of acres of land
                                           comprising the Flight Kitchen Tract
                                           during the year just closed

                                  D =      Actual Ground Rent payable for the
                                           year just closed

         Upon making such computations, the Board shall notify the Lessee of the result thereof. If the resulting Actual Ground Rent shall be greater than the Preliminary Ground Rent paid during the year to which the adjustment relates, then the Preliminary Ground Rent for such year was deficient, then the Lessee shall remit to the Board an amount equal to such difference within five
(5) days from the receipt of notice thereof. If such computations reflect that the resulting Actual Ground Rent is less than the amount of the Preliminary Ground Rent actually paid by the Lessee during the year to which the adjustment relates, then the amount of the overpayment shall be credited against the Ground Rent payment(s) next due under paragraph (ii), until such credit has been exhausted.

         (d) All estimates and projections required in the making of the computations and determinations contemplated by subsection (b), next above, shall be made by the Board and shall be reasonable and made in the light of the latest data available to or reasonably obtainable by the Board.

         (e) If the Starting Date commences on a date other than the first day of a month or this Agreement expires or is terminated on a date other than the last day of a month, the Ground Rent payable for the part of the month during which rent is due shall be computed by prorating the monthly Ground Rent payment on a daily basis, and Ground Rent shall be paid only for the portion of the month for which due.

         Section 3.2.  Net Rent

         (a) The Lessee hereby agrees to pay to the Board, in addition to the Ground Rent specified in Section 3.1 hereof, as additional rental (hereafter called the "Net Rent") throughout the period during which the 1983 Bonds are outstanding, an amount equal to the principal, interest, any redemption premiums, and any special reserve requirements contained in the 1983 American Airlines Special Facilities Bond Ordinance, together with an amount equal to the reasonable cost and charges of any paying agent or paying agents thereunder and any trustee or trustees therefor, the Net Rent to be payable at the times and in the amounts specified and provided in the 1983 American Airlines Special Facilities Bond Ordinance.

         (b) The Net Rent payable under the provisions of this Section 3.2 shall be reduced by amounts payable by draws under the Letter of Credit and after the expiration thereof by the total of any





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
amounts at any time on deposit in any interest and sinking fund created by the 1983 American Airlines Special Facilities Bond Ordinance, in excess of the amount then needed for the purpose of paying accrued interest, matured 1983 Bonds, redemption premiums, if any, and any fees or expenses in respect of the payment of any such interest, principal or redemption premiums thereof, whether such excess amounts become available by reason of (i) previous overpayments of Net Rent, (ii) surplus funds from bond proceeds deposited to the credit of such interest and sinking fund at the end of the acquisition, construction, fabrication and installation of the Additional Special Facilities (as will be required in any such ordinance), (iii) earnings made on the investment of any amounts from time to time on deposit in any such interest and sinking fund,
(iv) any net reductions or savings in the costs related to the acquisition, construction, fabrication and installation of the Additional Special Facilities, the effect of which is to provide funds to such interest and sinking fund with which the Board can make payments of the interest on and principal of the 1983 Bonds, or (v) any other circumstance which results in funds being properly deposited in such interest and sinking fund; provided, however, that such reduction in Net Rent payments shall be made only to the extent that funds are not necessary to restore any deficiency then existing in any reserve fund created by the 1983 American Airlines Special Facilities Bond Ordinance, it being understood that excess amounts in the interest and sinking fund shall first be applied to restore any such deficiency and then, if any amount remains, to the reduction of the Net Rent payments. The reductions in the Net Rent payments contemplated by this subsection (b) shall be made by applying excess amounts as a credit(s) against the next Net Rent payment(s) due after funds have actually become available from the foregoing permissible sources to the interest and sinking fund, until such excess amounts are exhausted. Such reductions shall be reflected in the appropriate billings under subsection (a), next above.

         (c) It is understood and acknowledged by the Lessee that the 1983 Bonds will be sold to the purchasers thereof in reliance upon the commitment of Lessee to make the payments of Net Rent provided in subsection (a), above. Accordingly, the obligations of the Lessee to make the payments of Net Rent thus required shall be absolute and unconditional and until such time as the principal, interest and any redemption premiums thereon shall have been fully paid, the Lessee (i) will not suspend or discontinue any payments of Net Rent provided herein, and (ii) will not terminate the lease evidenced hereby or otherwise seek to avoid or reduce the payment of Net Rent for any reason, including, without limiting the generality of the foregoing, failure of the Board to complete the acquisition, construction, fabrication or installation of the Additional Special Facilities or any portions thereof, or any acts or circumstances that may constitute failure of consideration, destruction or damage to such facilities, frustration of purpose, any change in the tax or other laws of the United States of America or of the State, or any political subdivision of either thereof or any failure of the Board to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. It is provided, however, that nothing contained in this subsection shall be construed to release the Board from the performance of any of the agreements on its part herein contained, and in the event the board shall fail to perform any such agreement, the Lessee may institute such actions against the Board as it may deem necessary to compel the performance thereof or to restrain or enjoin forbidden acts so long as such shall not result in a reduction of the payment of Net Rent hereunder.

         (d) The Lessee hereby expressly covenants, acknowledges and agrees that the 1983 Bonds do not constitute "Additional Bonds" under and subject to the terms and provisions of the Facilities Agreement, the First Supplemental Facilities Agreement and the Second supplemental Facilities Agreement and are issued under, pursuant to and in compliance with the 1983 American Airlines Special Facilities Bond Ordinance. Accordingly, the provisions of Section 5.2 of the Facilities Agreement are hereby expressly declared not to be applicable to the 1983 Bonds, and the Net Rent payable initially with respect to the Series 1972 Bonds, the Series 1973 bonds and the Series 1979 Bonds shall be and is hereby expressly declared to be separate and apart from any and all Net Rent ever payable hereunder. The Lessee may additionally pay other sums due or to become due for any purpose under the 1983 American Airlines Special Facilities Bond Ordinance. As provided in Section 5.2 hereof, all





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
other provisions of the Facilities Agreement, including but not limited to
Article VII thereof, are fully incorporated except to the extent expressly modified hereby.

         (e) The parties hereto expressly acknowledge, recite, covenant and agree that this Third Supplemental Facilities Agreement is and shall constitute the written instrument required by Section 8.7 of the 1968 Concurrent Bond Ordinance as a prerequisite to the issuance of Special Facility Bonds thereunder, and this Section 3.2 is included in response thereto.

         Section 3.3. 1968 Concurrent Bond Ordinances; Other Costs. This Third Supplemental Facilities Agreement is expressly subject at all times to the terms, provisions, conditions and requirements of the 1968 Concurrent Bond Ordinance, and as contemplated and required thereby, the Net Rent payable under
Section 3.2, above, is intended to be and shall be a net return to the Board, and accordingly, in addition to the payment of the Ground Rent an the Net Rent, the Lessee hereby agrees to pay all operation and maintenance expenses applicable to the Additional Special Facilities, including, without limitation, any insurance premiums applicable thereto, any and all ad valorem or other property taxes lawfully levied or assessed against the leasehold interest of the Lessee in and to the Leased Premises, any and all lawful excise or other type of taxes imposed on or in respect of such properties, and the expenses of upkeep thereof of every kind an character, including the repair or ordinary restoration thereof. No charges, fees, or tolls, other than herein expressly provided for and other than the regular charges imposed at entrance control booths at the Airport, if used, shall be charged or collected by the Board from the Lessee, its agents and employees, or its suppliers of materials or furnishers of service, for the use of any of the Leased Premises or the exercise of any of the rights, licenses, services and privileges expressed in or implied by this Third Supplemental Facilities Agreement. The Lessee further agrees to pay all costs, fees and expenses of the Trustee, the Remarketing Agent, the Indexing Agent, the Paying Agent, and the Bank as provided in the 1983 American Airlines Special Facilities Bond Ordinance.

         Section 3.4.  Place of Payments, Use of Funds, Delinquencies.

         (a) All payments of Found Rent required under or by reason of this Third Supplemental Facilities Agreement shall be paid, used and applied in the manner, at the place and for the purposes stated in Section 5.4 of the Facilities Agreement with respect to Ground Rent initially payable thereunder.

         (b) Subsection (b) of Section 5.4 of the Facilities Agreement is hereby incorporated herein for all purposes and is hereby expressly made applicable to the rentals payable hereunder.

         (c) All payments of Net Rent required to be paid by reason of this Third Supplemental Facilities Agreement shall be paid to the Trustee under the 1983 American Airlines Special Facilities Bond Ordinance so long as the Bond Fund is held by the Trustee under such Ordinance and thereafter shall be paid in accordance with Article 5 of the Facilities Agreement.

                                 ARTICLE IV

         FINANCING AND CONSTRUCTION OF ADDITIONAL SPECIAL FACILITIES

         Section 4.1.  1983 Bonds.  (a)     The Cost of the Additional Special
Facilities shall be paid with the proceeds from the sale of the 1983 Bonds.

         (b) The Board has prepared and the Lessee hereby approves the form and substance of the ordinance authorizing the 1983 Bonds, which said approval shall be evidenced by the execution of a separate approval executed by any officer of the Lessee, and such approval shall be with and shall have the effect stated, recited and contained in Section 10.7 of the Facilities Agreement.

         (c) Subject to the receipt of the proceeds from the sale of the 1983 Bonds and the continuing adequacy and availability of said proceeds for the purpose, the Board will cause the Additional

Special Facilities to be constructed, fabricated, installed and equipped in accordance with plans and specifications therefor prepared and approved in the manner provided in Section 4.2 hereof.

         Section 4.2. Plans and Specifications, Approvals, Construction Charges, Contracts. Section 10.5 of the Facilities Agreement shall apply to the development and construction of the Additional Special Facilities; provided, however, that with respect to the Passenger Service Facilities, final plans and specifications shall be prepared by the Board based upon conceptual plans and specifications prepared by the Lessee.

                                  ARTICLE V

                                MISCELLANEOUS

         Section 5.1. Rescission of Existing Lease. It is hereby agreed by the parties that the existing agreement, dated as of December 1, 1983, entitled "American Airlines Special Facilities Lease Agreement," between the Board, as lessor and the Lessee, as lessee, and relating to the properties comprising certain of the Catering Facilities and the Flight Kitchen Tract, is hereby mutually rescinded and declared to be null and void, except only with respect to the Lessee's obligation to pay "Ground Rent." "Other Rent," and "Net Rent" under Article V thereof and subject to terms of said Article.

         Section 5.2. Incorporated Provisions. It is hereby expressly understood and agreed that all terms and provisions of the Facilities
Agreement, the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement are incorporated herein for all purposes, and all rights, privileges and obligations of the respective parties hereto and thereof are hereby made applicable to the Additional Special Facilities to the same extent there made applicable to the Initial Special Facilities thereunder, except that to the extent any provisions contained herein are or may be inconsistent with the provisions of the Facilities Agreement, the First Supplemental Facilities Agreement and the Second Supplemental Facilities Agreement said agreements are hereby expressly amended to conform with the provisions hereof and to authorize, confirm and ratify the transactions herein contained. Additionally, the Lessee hereby expressly agrees that this Agreement is subject to the terms and provisions of the 1983 American Airlines Special Facilities Bond Ordinance; and any provisions therein imposing any duty or obligation upon the Lessee shall be fully binding upon the Lessee to the same extent as if such provisions were expressly contained herein.

         Section 5.4. Insufficiency in Funds. In the event the proceeds from the sale of the 1983 Bonds are insufficient to pay the Costs of the Additional Special Facilities in full, then the Lessee shall either (a) pay the amount of the insufficiency, or (b) amend the plans and specifications relating to the Additional Special Facilities so that the proceeds of the 1983 Bonds will be sufficient to complete the Additional Special Facilities.

         Section 5.5. Representations By The Board. The Board makes the following representations as the basis for the undertaking on its part herein contained:

                 (a) The Board is the duly and lawfully created, existing and organized Board of Directors of the Airport, having the power to enter into the transaction contemplated by this Third Supplemental Facilities Agreement and to carry out its obligations hereunder, and by proper action the Board has been duly authorized to execute and deliver this Third Supplemental Facilities Agreement; and

                 (b) The Board is not in default in any of its covenants or obligations contained in the Facilities Agreement, the First Supplemental Facilities Agreement or the Second Supplemental Facilities Agreement.

         Section 5.6. Representations by Lessee. The Lessee makes the following representations as the basis for its undertakings herein contained:

                 (a) It is a corporation duly incorporated under the laws of the State recited aforesaid; is in good standing under its Certificate of Incorporation or Charter and the laws of said State; is duly authorized to do business in the State of Texas; has the power to enter into this Third Supplemental Facilities Agreement without violating the terms of any other agreement to which it may be a party; and by proper corporate action has been duly authorized to execute and deliver this Third Supplemental Facilities Agreement;

                 (b) It will occupy and possess the Leased Premises, including expressly those facilities financed hereunder as a part of the Additional Special Facilities on behalf of the Cities and the Board for the public purposes of the Airport and for which the same are being acquired or constructed and are to be operated hereunder, subject to the control and jurisdiction of the Board and the Cities in accordance with the terms hereof;

                 (c) It is not in default in any of its covenants or obligations contained in the Facilities Agreement, the First Supplemental Facilities Agreement or the Second Supplemental Facilities Agreement;

                 (d) At least 90% of the proceeds of the 1983 Bonds (after subtracting issuance expenses, underwriter's discount and the amount of the Reserve Account) (the "Net Proceeds") will be used to provide facilities which will quality as airport facilities within the meaning of Section 103(b)(4)(D) of the Code, and not more than ten percent (10%) of the aggregate amount of expenditures from the Construction Fund at any time will be used for facilities which would not be exempt under such Section 103(b)(4)(D) or for working capital or for property of a character not subject to the allowance for depreciation as prescribed in Section 103(b)(6)(A) of such Code. To the extent within its control, the Lessee will not cause or permit any plans and specifications for such facilities to be changed or revised, or such facilities to be operated, maintained, repaired or renovated, in a manner such that the facilities to be financed from the proceeds of at least ninety percent (90%) of the Net Proceeds of the 1983 Bonds will not qualify as airport facilities within the meaning of such Section 103(b)(4)(D), or take any other action which would cause the loss of the exemption of interest on any 1983 Bonds from federal income taxation;

                 (e)      It will comply with the applicable requirements of
         Section 103(c) of the Code, with respect to funds within its possession, so that the 1983 Bonds will not be or become "arbitrage bonds'' as defined therein; and

                 (f) It will cause the proceeds of the 1983 Bonds to be applied so that the "average reasonably expected economic life" of the Additional Special Facilities, as defined in the Code, is, and at all times hereafter shall be, at least 83.3% of the average weighted maturity of the 1983 Bonds.

         Section 5.7. Removal or Relocation of Parking Facilities. The Board and the Lessee hereby agree, and expressly reserve the right, to relocate or remove the Parking Facilities in accordance with the terms and conditions set forth in the Parking Agreement. In the event of any relocation or removal of the Parking Facilities, the Net Rent payable hereunder shall not be reduced or abated.

         IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written but actually on December 20, 1983.

                                      DALLAS-FORT WORTH REGIONAL
                                      AIRPORT BOARD


ATTEST:

/s/ BARBARA HOLLIS                    By  /s/ ERNEST E. DEAN
- ----------------------------------      --------------------------------------
         Staff Secretary                           Executive Director


(SEAL)



APPROVED:

/s/ HUTCHISON PRICE BOYLE & BROOKS
- ----------------------------------
       Bond Counsel to Board
 for Special Facility Financing



                                      AMERICAN AIRLINES, INC.


ATTEST:

/s/ THOMAS F. ANGSHADT                By /s/ RICHARD B. JAMISON
- ----------------------------------      ---------------------------------------
    Assistant Secretary                      Vice President



(SEAL)

THE STATE OF TEXAS)
COUNTY OF DALLAS  )

         BEFORE ME, the undersigned authority in and for Dallas County, Texas on this day personally appeared Ernest E. Dean and Barbara Hollis of the Dallas/Fort Worth Regional Airport Board, each known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be, respectively, the Executive Director and Staff Secretary of the Dallas/Fort Worth Regional Airport Board, and each acknowledged to me that he or she executed the same for the purposes and consideration therein expressed and in the capacity therein stated, and as the act and deed of said Board.

         GIVEN UNDER MY HAND and seal of office, this the 20th day of December, 1983.



(SEAL)                                     /s/ FRANCES D. MOORE
                                           ------------------------------------
                                               Notary Public in and for
                                                 Dallas County, Texas

THE STATE OF TEXAS)
COUNTY OF TARRANT )

         BEFORE ME, the undersigned authority in and for Tarrant County, Texas, on this day personally appeared Richard B. Jamison and Thomas F. Angshadt and each known to me to be, respectively, the authorized officers of American Airlines, Inc., a Delaware corporation, and each acknowledged to me that he or she executed the same for the purposes and consideration therein stated, as the act and deed of said corporation.

         GIVEN UNDER MY HAND and seal of office, this the 20th day of December, 1983.


                                           /s/ KATHLEEN A. ASHLEY
(SEAL)                                     -----------------------------------
                                           Notary Public in and for
                                            Tarrant County, Texas

                                [LOCATION MAP]



- --------------------------------------------------------------------------------
           DALLAS - FORT WORTH          SKY CHEFS WIDE BODY KITCHEN
   [SEAL]    REGIONAL AIRPORT
                  BOARD
- --------------------------------------------------------------------------------

                                                         Airport Board
                                                         Agreement No. 23201-EC3

                             SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, made and entered into this 11th day of June, 1987, by and between the Dallas-Fort Worth International Airport Board (hereinater called the "Board"), having an office at 3200 East Airfield Drive, P.O. Drawer DFW, Dallas-Fort Worth Airport, Texas 75261, and American Airlines, Inc. (hereinafter called "Lessee"), a corporation of the State of Texas, whose mailing address is P.O. Box 619616, Dallas-Fort Worth Airport, Texas 75261, evidences the following:

                                  WITNESSETH:

         WHEREAS, the Parties hereto entered into that certain Agreement No. 23201-E (hereinafter referred to as the "Agreement") on the 1st day of October 1972, which let 14,479 acres for an American Airlines Aviation Support Facility; and

         WHEREAS, the Parties hereto desire to supplement the Agreement further without waiving or abating any of the rights, duties, benefits or obligations contained in the Agrement or its supplements unless hereinafter expressly set forth;

         NOW, THEREFORE, the Parties hereto, for and in consideration of the covenants and conditions contained in the Agreement and those hereinafter set forth, agree as follows:

                                       I.

         This Supplemental Agreement No. 23201-EC3 shall be incorporated into the Agreement, and is made a part hereof.

                                      II.

         The Premises (acreage) shall be reduced form 14.479 acres to 13.116 plus or minus acres (see Exhibit "A" attached) to provide additional taxiway area to accommodate wide-body aircraft.

                                      III.

         That this Supplemental Agreement No. 23201-EC3, and Supplemental Agrreement Nos. 23201-EC1 and 23201-EC2 constitute all the supplements to the Agreement; that except for the portions of the Agreement so supplemented, the Agreement shall remain in effect in its entirety; that this Supplemental Agrement is mutually agreed upon as set forth herein and shall be considered as if originally set forth in the agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed these presents at East Airfield Drive, Dallas-Fort Worth Airport, Texas as of the day and year first above written.

                                                 DALLAS-FORT WORTH INTERNATIONAL
                                                 AIRPORT BOARD

                                                 [ILLEGIBLE]
                                                 -------------------------------
                                                 Executive Director

APPROVED AS TO FORM:

[ILLEGIBLE]
- ---------------------------
Legal Counsel for the Board


ATTEST:


/s/ DEBBIE SINGLETON
- ----------------------------
Staff Secretary to the Board

                                               AMERICAN AIRLINES, INC.

                                               /s/ THOMAS J. KIERNAN
                                               -----------------------
                                               THOMAS J. KIERNAN
                                               Title:  Vice President
                                                       Corporate Real Estate



ATTEST:

/s/ CHARLES D. MAVLETT
- ----------------------

CORPORATE SECRETARY

THE STATE OF TEXAS    )                     AMERICAN AIRLINES FIFTH SUPPLEMENTAL
                      )                     SPECIAL FACILITIES AGREEMENT
COUNTY OF TARRANT     )                     NO. 23201-E- S5

         This AMERICAN AIRLINES FIFTH SUPPLEMENTAL SPECIAL FACILITIES AGREEMENT (herein called this or the "Fifth Supplemental Facilities Agreement"), made and entered into as of the 1st day of September, 1993, by and between the DALLAS/FORT WORTH INTERNATIONAL AIRPORT BOARD (hereinafter called the "Board"), being the duly and lawfully constituted and operating Board of Directors of the Dallas/Fort Worth International Airport (hereinafter called the "Airport"), belonging to the Cities of Dallas and Fort Worth, Texas (hereinafter called the "Cities"), and AMERICAN AIRLINES, INC., a Delaware Corporation (hereinafter called "Lessee");

                                   WITNESSETH

         WHEREAS, heretofore, the Board and the Lessee executed and delivered a certain lease agreement entitled "American Airlines Special Facilities Lease Agreement" (hereinafter called the "Facilities Agreement"), the same being dated as of October 1, 1972, and pursuant to the terms of which the Board initially leased to the Lessee and confirmed the prior lease of certain lands therein described as the "Leased Lands"; and

         WHEREAS, pursuant to the Facilities Agreement, the Cities, as requested by the Board, authorized, among other things, the construction of certain facilities therein described as the "Catering Facilities" upon the tract of land therein described as Tract 1 of the Leased Lands, and further authorized the fabrication and installation of certain passenger service facilities on land theretofore leased from the Board, the financing of all of such facilities having been accomplished pursuant to concurrent ordinance (the "1972 American Bond Ordinance") of the City of Dallas bearing number 13810 and of the City of Forth Worth bearing number 6727; and

         WHEREAS, subsequently, as of February 1, 1973, the Board and the Lessee executed and delivered a certain supplemental lease agreement entitled "American Airlines Supplemental Special Facilities Agreement" (hereinafter called the "First Supplemental Facilities Agreement") and the Board therein leased to Lessee certain additional lands and therein agreed to make certain acquisitions, additions, extensions, improvements and modifications to or of the "Special Facilities," as defined in the Facilities Agreement, said facilities being therein defined as the "Combination Freight and Maintenance Facilities"; and

         WHEREAS, pursuant to the First Supplemental Facilities Agreement, the Cities, as requested by the Board, authorized the financing of said improvements by the issuance of additional bonds pursuant to the terms of an additional concurrent ordinance (the "1973 American Bond Ordinance") of the City of Dallas bearing number 13978 and of the City of Fort Worth bearing number 6790; and

         WHEREAS, subsequently, as of December 1, 1978, the Board and the Lessee executed and delivered a certain supplemental lease agreement entitled "American Airlines Second Supplemental Special Facilities Agreement" (hereinafter called the "Second Supplemental Facilities Agreement") and the Board therein leased to Lessee certain lands and therein agreed to make certain acquisitions, additions, extensions, improvements and modifications to or of certain additional special facilities constituting the "Flight Administration, Reservations and Training Complex," the "Passenger Service Facilities," and the "Maintenance Facilities," all as defined in the Second Supplemental Facilities Agreement; and

         WHEREAS, pursuant to the Second Supplemental Facilities Agreement, the Cities as requested by the Board, authorized the financing of said improvements by the issuance of additional bonds pursuant to the terms of an additional concurrent ordinance (the "1979 American Bond Ordinance") of the City of Dallas bearing number 16034 and of the City of Forth Worth bearing number 7853; and

         WHEREAS, subsequently, as of December 1, 1983, the Board and Lessee executed and delivered a certain supplemental lease agreement entitled
"American Airlines Third Supplemental Special Facilities Agreement"
(hereinafter called the "Third Supplemental Facilities Agreement") and the Board therein leased to Lessee the Additional Special Facilities and the land designated, respectively, as Tract "D" 6-W (the "Flight Kitchen Tract"); and

         WHEREAS, pursuant to the Third Supplemental Facilities Agreement, the Cities as requested by the Board, authorized the financing of said improvements by the issuance of "Specialty Facility Bonds," which bonds were not additional bonds under the 1972 American Bond Ordinance, but were separately and solely secured as provided in the 1983A American Airlines Special Facilities Bond Ordinance; and

         WHEREAS, subsequently, as of June 11, 1987, the Board and Lessee executed and delivered a certain supplemental lease agreement entitled "Supplemental Agreement" (hereinafter called the "Fourth Supplemental Agreement" {also previously identified as a result of typographical error as 23201-EC3}) and the Board and Lessee therein reduced the acreage for the Lessee's Aviation Support Facility from 14.479 acres to 13.116 acres (the Facilities Agreement and all heretofore described supplemental agreements and all heretofore described bond ordinances collectively, shall be referred to hereinafter as "Special Facility Bonds"); and

         WHEREAS, the Lessee and the Board agree that a portion of Lessee's "Leased Lands", (as defined in the Facilities Agreement as supplemented by the Second Supplemental Facilities Agreement) comprising 9.055 acres of land, (hereinafter referred to as "Tract A") and being more particularly described as to location on Exhibit "A" and by metes and bounds on Exhibit "B" attached hereto and incorporated herein, is non-essential to Lessee's future plans; and

         WHEREAS, an appraisal of the Leased Lands on behalf of the Board concludes that removing Tract A will not minimize, reduce or lessen the value of the remaining Leased Lands or the improvements built thereon;

         WHEREAS, the Federal Aviation Administration ("FAA") desires to lease said Tract A for expansion of existing FAA facilities located adjacent thereto; and

         WHEREAS, both Lessee and the Board mutually agree that such a lease to the FAA is in the public's best interest; and

         WHEREAS, both Lessee and Board are desirous of releasing Tract A from Lessee's Leased Lands; and

         WHEREAS, an opinion of the Board's Bond Counsel was delivered to the Board with a finding that releasing Tract A from the Leased Lands does not violate the Facilities Agreement, as supplemented, the 1968 Regional Airport Concurrent Bond Ordinance of the Cities of Dallas and Fort Worth, Texas, or any of the Bond Ordinances referenced above; and

         WHEREAS, this Fifth Supplemental Facilities Agreement shall be evidence that such release from the "Leased Lands" is being accomplished for the benefit of the FAA pursuant to Board Resolution Number 93-08-221 approved August 5, 1992;

         NOW, THEREFORE, be it resolved that Section 3.1, Article III, Second Supplemental Facilities Agreement is hereby amended and Lessee does hereby grant, release, and convey unto the Cities, the Board, and their successors and assigns for the use and benefit of the public and its agencies, all of Lessee's interest in Tract A, and said Tract is hereby deleted from the "Leased Lands."

         As an appurtenance to this grant, Lessee does hereby waive, release, remise, quitclaim and forever hold harmless the Board and the Cities, their successors and assigns from any and all claims for damages of any kind that Lessee may now have or hereafter have by reason of the release of said Tract A from the Lessee's "Leased Lands.

         This Fifth Supplemental Facilities Agreement does not modify, alter or change the terms, covenant, or conditions of the Second Supplemental Facilities Agreement (Lease Number 23201-E-S2) other than specified herein.

Fifth Supplemental Special Facilities Agreement No. 23201-E-S5




                   EXECUTED THIS 15TH DAY OF APRIL, 1994.


                                       DALLAS/FORT WORTH
                                       INTERNATIONAL AIRPORT BOARD

                                       By        [ILLEGIBLE]
                                          ---------------------------
                                               Executive Director

                                       Date         4/15/94
                                           --------------------------
APPROVED AS TO FORM:

/s/ SANDRA PERKINS
- -------------------------
Legal Counsel for the Board

ATTEST:
/s/ NORMA CONTURE
- --------------------------

                                       AMERICAN AIRLINES,INC.

                                       By /s/ GARY F. KENNEDY
                                         ----------------------------
                                       Title MANAGING DIRECTOR
                                             CORPORATE REAL ESTATE
                                            -------------------------
HUTCHISON BOYLE BROOKS & FISHER, P.C.  Date  4/14/96
By: BEN A. BROOKS                           --------------------------
- -----------------------------
Bond Counsel for the Board

                                  EXHIBIT A



                                  TRACT MAP